                                                                   Exhibit 10.1

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                HERITAGE PROPERTY INVESTMENT LIMITED PARTNERSHIP
                       ----------------------------------

                                      As of

                                 March __, 2002
                       ----------------------------------

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS; ETC.......................................................................1
         1.1  DEFINITIONS........................................................................1
         1.2  EXHIBIT, ETC.......................................................................9

ARTICLE II FORMATION.............................................................................9
         2.1  FORMATION..........................................................................9
         2.2  NAME...............................................................................9
         2.3  CHARACTER OF THE BUSINESS..........................................................10
         2.4  LOCATION OF THE PRINCIPAL PLACE OF BUSINESS........................................11
         2.5  REGISTERED AGENT AND REGISTERED OFFICE.............................................11

ARTICLE III TERM.................................................................................11
         3.1  COMMENCEMENT.......................................................................11
         3.2  DISSOLUTION........................................................................11

ARTICLE IV CONTRIBUTIONS TO CAPITAL..............................................................12
         4.1  GENERAL PARTNER CAPITAL CONTRIBUTIONS..............................................12
         4.2  LIMITED PARTNER CAPITAL CONTRIBUTIONS..............................................13
         4.3  NO OBLIGATION TO MAKE FURTHER CAPITAL CONTRIBUTIONS; NO THIRD
               PARTY BENEFICIARY.................................................................13
         4.4  NO INTEREST; NO RETURN.............................................................14
         4.5  CAPITAL ACCOUNTS...................................................................14
         4.6  ADDITIONAL FUNDS...................................................................16

ARTICLE V [ARTICLE V INTENTIONALLY HAS BEEN LEFT BLANK.].........................................17

ARTICLE VI ALLOCATIONS, DISTRIBUTIONS AND OTHER TAX AND ACCOUNTING MATTERS.......................17
         6.1  ALLOCATIONS........................................................................17
         6.2  DISTRIBUTIONS......................................................................22
         6.3  BOOKS OF ACCOUNT...................................................................22
         6.4  REPORTS............................................................................23
         6.5  AUDITS.............................................................................23
         6.6  TAX RETURNS........................................................................23
         6.7  TAX MATTERS PARTNER................................................................24
         6.8  WITHHOLDING........................................................................24

ARTICLE VII RIGHTS, DUTIES AND RESTRICTIONS OF THE GENERAL PARTNER...............................25
         7.1  EXPENDITURES BY PARTNERSHIP........................................................25
         7.2  POWERS AND DUTIES OF GENERAL PARTNER...............................................25
         7.3  AMENDMENT AGREEMENT................................................................29
         7.4  GENERAL PARTNER PARTICIPATION......................................................30
         7.5  PROSCRIPTIONS......................................................................30
         7.6  WAIVER AND INDEMNIFICATION.........................................................30
         7.7  LIMITATION OF LIABILITY OF DIRECTORS, SHAREHOLDERS AND OFFICERS
               OF THE GENERAL PARTNER............................................................31

ARTICLE VIII DISSOLUTION, LIQUIDATION AND WINDING-UP.............................................31
         8.1  ACCOUNTING.........................................................................31


                                      -i-


         8.2  DISTRIBUTION ON DISSOLUTION........................................................31
         8.3  SALE OF PARTNERSHIP ASSETS.........................................................32
         8.4  DISTRIBUTIONS IN KIND..............................................................32
         8.5  DOCUMENTATION OF LIQUIDATION.......................................................33
         8.6  LIABILITY OF THE LIQUIDATING AGENT.................................................33

ARTICLE IX TRANSFER OF PARTNERSHIP INTERESTS AND RELATED MATTERS.................................33
         9.1  GENERAL PARTNER TRANSFERS AND DEEMED TRANSFERS.....................................33
         9.2  TRANSFERS BY LIMITED PARTNERS......................................................34
         9.3  ISSUANCE OF ADDITIONAL PARTNERSHIP UNITS...........................................35
         9.4  RESTRICTIONS ON TRANSFER, PLEDGE OR ISSUANCE.......................................35
         9.5.  LIQUIDATING SHARE.................................................................36
         9.6  CHANGE IN STATUS OF GENERAL PARTNER; CHANGE IN STATUS OF
               DIVIDENDS OR DISQUALIFICATION OF GENERAL PARTNER..................................36

ARTICLE X RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS.........................................37
         10.1  NO PARTICIPATION IN MANAGEMENT....................................................37
         10.2  BANKRUPTCY OF A LIMITED PARTNER...................................................37
         10.3  WITHDRAWAL........................................................................37
         10.4  DUTIES AND CONFLICTS..............................................................38

ARTICLE XI GRANT OF RIGHTS TO THE LIMITED PARTNERS...............................................39
         11.1  GRANT OF RIGHTS...................................................................39
         11.2  LIMITATION ON EXERCISE OF RIGHTS..................................................39
         11.3  COMPUTATION OF PURCHASE PRICE; FORM OF PAYMENT....................................41
         11.4  CLOSING...........................................................................41
         11.5  CLOSING DELIVERIES................................................................41
         11.6  TERM OF RIGHTS....................................................................41
         11.7  COVENANTS OF THE GENERAL PARTNER..................................................41
         11.8  LIMITED PARTNERS' COVENANTS.......................................................42

ARTICLE XII [ARTICLE XII INTENTIONALLY HAS BEEN LEFT BLANK.].....................................42

ARTICLE XIII GENERAL PROVISIONS..................................................................42
         13.1  INVESTMENT REPRESENTATIONS........................................................42
         13.2  NOTICES...........................................................................43
         13.3  SUCCESSORS........................................................................43
         13.4  LIABILITY OF LIMITED PARTNERS.....................................................43
         13.5  EFFECT AND INTERPRETATION.........................................................44
         13.6  COUNTERPARTS......................................................................44
         13.7  PARTNERS NOT AGENTS...............................................................44
         13.8  ENTIRE UNDERSTANDING; ETC.........................................................44
         13.9  SEVERABILITY......................................................................44
         13.10  TRUST PROVISION..................................................................44
         13.11  PRONOUNS AND HEADINGS............................................................44
         13.12  ASSURANCES.......................................................................44
         13.13  TITLE HOLDER.....................................................................44
         13.14  POWER OF ATTORNEY................................................................45
         13.15  PRIOR AGREEMENTS SUPERSEDED......................................................45


                                      -ii

EXHIBITS

A   Contributed General Partner Property
B   Form of Exercise Notice

                                    FORM OF
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                HERITAGE PROPERTY INVESTMENT LIMITED PARTNERSHIP

         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of March __, 2002, and executed by HERITAGE PROPERTY INVESTMENT TRUST, INC., a Maryland corporation having an office at 535 Boylston Street, Boston Massachusetts, as general partner (f/k/a Heritage Realty Trust, Inc., the "GENERAL PARTNER") of the Partnership (as defined below), and HERITAGE REALTY SPECIAL LP CORPORATION, a Maryland corporation, as limited partner (the "LIMITED PARTNER") of the Partnership, amends and restates the Heritage Property Investment Limited Partnership (f/k/a Heritage Realty Limited Partnership, the "PARTNERSHIP") Agreement of Limited Partnership, dated as of July 1, 1999 (the "PRIOR AGREEMENT"). Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 1.1.

                              W I T N E S S E T H :

         WHEREAS, pursuant to Section 7.3 of the Prior Agreement, the General Partner and the Limited Partners deem it advisable to amend and restate the Prior Agreement as hereinafter set forth;

         NOW, THEREFORE, the General Partner hereby amends and restates in its entirety, and the Limited Partners holding 100% of the Partnership Units held by the Limited Partners hereby consent and agree to such amendment and restatement of, the Prior Agreement to read as follows:

                                    ARTICLE I
                                DEFINITIONS; ETC.

         1.1 DEFINITIONS. Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

         "ACCOUNTANTS" shall mean the firm or firms of independent certified public accountants selected by the General Partner from time to time on behalf of the Partnership to audit the books and records of the Partnership and to prepare statements and reports in connection therewith.

         "ACT" shall mean the Limited Partnership Act as enacted in the State of Delaware, as the same may hereafter be amended from time to time.

         "ADMINISTRATIVE EXPENSES" shall mean (i) all administrative and operating costs and expenses incurred by the Partnership and (ii) all administrative and operating costs and expenses and accounting and legal expenses incurred by the General Partner on behalf or for the benefit of the Partnership.

         "AFFILIATE" shall mean, with respect to any Partner (or with respect to any other Person the Affiliates of whom are relevant for purposes of any of the provisions of this Agreement), (i) any member of the Immediate Family of such Partner or Person; (ii) any partner, trustee, director, officer, beneficiary or holder of more than 10% of the capital stock of such Partner or Person; (iii) any trustee or trust for the benefit of any Person referred to in the preceding clauses (i) or (ii); or (iv) any Entity which, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Partner or any Person referred to in the preceding clauses
(i) through (iii).

         "AFFILIATE FINANCING" shall mean financing or refinancing obtained from a Partner or an Affiliate of a Partner by the Partnership.

         "AGREEMENT" shall mean this Agreement of Limited Partnership, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

         "BANKRUPTCY" shall mean, with respect to any Partner, (i) the commencement by such Partner of any proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Partner is insolvent or bankrupt, (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner,
(iv) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing, (v) the filing of an answer by such Partner admitting the allegations of any such petition, (vi) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Partner unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of such Partner, (vii) the execution by such Partner of a general assignment for the benefit of creditors, (viii) the convening by such Partner of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, (ix) the levy, attachment, execution or other seizure of substantially all of the assets of such Partner where such seizure is not discharged within thirty (30) days thereafter, or (x) the admission by such Partner in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due.

         "CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the amount of cash (other than Reimbursed Expenses) and the initial Gross Asset Value of any asset (other than cash) contributed to the Partnership in exchange for Partnership Units (net of liabilities secured by such asset which the Partnership assumes or takes subject to is subject).

         "CERTIFICATE" shall mean the Certificate of Limited Partnership establishing the Partnership, filed with the office of the Secretary of State of the State of Delaware on

July 1, 1999, as the same may be amended or restated from time to time in accordance with the terms of this Agreement and the Act.

         "CHARTER" shall mean the articles of incorporation of the General Partner and all amendments, supplements and restatements thereof.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provisions of succeeding law.

         "COMPUTATION DATE" shall have the meaning set forth in Section 11.3.

         "CONSENT OF THE LIMITED PARTNERS" shall mean the written consent of a Majority-In-Interest of the Limited Partners, which consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority-In-Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion. Whenever the Consent of the Limited Partners is sought by the General Partner, the request for such consent, outlining in reasonable detail the matter or matters for which such consent is being requested, shall be submitted to all of the Limited Partners, and each Limited Partner shall have at least fifteen (15) days from the date such notice is given in accordance with
Section 13.2 to act upon such request; PROVIDED, THAT, any Limited Partner's failure to respond within such fifteen (15) day period shall be deemed to be such Limited Partner's consent to the action for which consent is requested.

         "CONTRIBUTED GENERAL PARTNER PROPERTY" shall have the meaning set forth in Section 4.1(a).

         "CONTRIBUTED LIMITED PARTNER PROPERTY" shall mean the Property or other assets contributed to the Partnership from time to time in exchange for Partnership Units pursuant to Contribution Agreements.

         "CONTRIBUTION AGREEMENTS" shall mean agreements between the Partnership and one or more Persons who will become Limited Partners in accordance with the terms of this Agreement, to be entered into from time to time, pursuant to which, among other things, such Persons, directly or indirectly, will contribute Contributed Limited Partner Property to the Partnership in exchange for Partnership Units.

         "CONTRIBUTION DATE" shall mean, with respect to any Property or other assets, the date such Property or other assets are contributed to the capital of the Partnership.

         "CONTROL" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those Persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

         "DEEMED PARTNERSHIP UNIT VALUE" as of any date shall mean the Fair Market Value; PROVIDED, HOWEVER, that Deemed Partnership Unit Value shall be adjusted as described in Section 11.7(d) in the event of any stock dividend, stock split, stock distribution or similar transaction affecting or with respect to the Shares.

         "DEPRECIATION" shall mean, for each Partnership Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable under the Code with respect to a Partnership asset for such year or other period, except that if the Gross Asset Value of a Partnership asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; PROVIDED, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

         "DIRECTORS" shall mean the Board of Directors of the General Partner.

         "ENTITY" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "EXERCISE NOTICE" shall have the meaning set forth in Section 11.1.

         "FAIR MARKET VALUE" shall mean (i) on a certain date, the last reported sale price per Share on the NASDAQ or any national securities exchange in which such Share is quoted or listed, as the case may be, if no such sale price is reported on such date, such price on the next preceding business day in which such price was reported, or (ii) if such Share is not quoted or listed on the NASDAQ or any national securities exchange, the fair market value of a Share, as determined in good faith by the Board of Directors of the General Partner.

         "GAAP" shall mean generally accepted accounting principles, consistently applied over prior periods.

         "GENERAL PARTNER" shall mean Heritage Property Investment Trust, Inc., a Maryland corporation, its duly admitted successors and assigns and any other Person who is admitted as the general partner of the Partnership at the time of reference thereto.

         "GROSS ASSET VALUE" shall have the meaning set forth in Section 4.5(b).

         "GROSS INCOME" shall mean the income of the Partnership determined pursuant to Section 61 of the Code before deduction of items of expense or deduction.

         "IMMEDIATE FAMILY" shall mean, with respect to any Person, such Person's spouse, parents, parents-in-law, descendants by blood or adoption, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law.

         "INITIAL LIMITED PARTNER" shall mean Heritage Realty Special LP Corporation, a Maryland corporation, or its duly admitted successors or assigns.

         "INSTITUTIONAL LENDER" shall mean a commercial bank or trust company, a savings and loan association or an insurance company.

         "LIEN" shall mean any liens, security interests, mortgages, deeds of trusts, charges, claims, encumbrances, restrictions, pledges, options, rights of first offer or first refusal and any other rights or interests of others of any kind or nature, actual or contingent, or other similar encumbrances of any nature whatsoever.

         "LIMIT" shall have the meaning set forth in Article VII (or any succeeding provision) of the Charter of the General Partner.

         "LIMITED PARTNER LIABILITY" shall mean, with respect to each Limited Partner, each liability (or portion thereof) included in the basis of such Limited Partner's interest (other than as an "excess nonrecourse liability" within the meaning of Regulations Section 1.752-3(a)(3)) for federal income tax purposes.

         "LIMITED PARTNERS" shall mean those Persons who become parties to this Agreement from time to time as limited partners (including the Initial Limited Partner), their permitted successors or assigns as limited partners hereof, and/or any Person who, at the time of reference thereto, is a limited partner of the Partnership.

         "LIQUIDATING AGENT" shall mean such Person as is selected as the Liquidating Agent hereunder by the General Partner, which Person may include the General Partner or an Affiliate of the General Partner, provided such Liquidating Agent agrees in writing to be bound by the terms of this Agreement. The Liquidating Agent shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding-up of the Partnership and shall hold and exercise such other rights and powers as are necessary or required to permit all parties to deal with the Liquidating Agent in connection with the dissolution, liquidation and/or winding-up of the Partnership.

         "LOSSES" shall have the meaning set forth in Section 6.1(a).

         "MAJORITY-IN-INTEREST OF THE LIMITED PARTNERS" shall mean Limited Partner(s) who hold in the aggregate more than fifty percent (50%) of the Partnership Units then held by all the Limited Partners, as a class.

         "MINIMUM GAIN" shall have the meaning set forth in Section 6.1(d)(i).

         "MINIMUM GAIN CHARGEBACK" shall have the meaning set forth in Section 6.1(d)(i).

         "NET FINANCING PROCEEDS" shall mean the cash proceeds received by the Partnership in connection with any borrowing by or on behalf of the Partnership (whether or not secured), or distributed to the Partnership in respect of any such borrowing by any Subsidiary Entity, after deduction of all costs and expenses incurred by the Partnership in connection with such borrowing and such additional cash reserves as the General Partner deems necessary or appropriate for any capital or operating expenditure permitted hereunder, and after deduction of that portion of such proceeds used to repay any other indebtedness of the Partnership, or any interest or premium thereon.

         "NET OPERATING CASH FLOW" shall mean, with respect to any fiscal period of the Partnership, the aggregate amount of all cash received by the Partnership from any source for such fiscal period (including Net Sale Proceeds and Net Financing Proceeds and excluding Capital Contributions), less the aggregate amount of all expenses (including all payments of principal and interest on any indebtedness of the Partnership including indebtedness owed to a Partner) or other amounts paid with respect to such period and such additional cash reserves as of the last day of such period as the General Partner deems necessary or appropriate for any capital or operating expenditure permitted hereunder.

         "NET SALE PROCEEDS" shall mean the cash proceeds received by the Partnership in connection with a sale of any asset by or on behalf of the Partnership or a sale of any asset by or on behalf of any Subsidiary Entity, after deduction of any costs or expenses incurred by the Partnership, or payable specifically out of the proceeds of such sale, including, without limitation, any repayment of any indebtedness required to be repaid as a result of such sale or which the General Partner elects to repay out of the proceeds of such sale, together with accrued interest and premium, if any, thereon and any sales commissions or other costs and expenses due and payable to any Person in connection with a sale and such additional cash reserves as the General Partner deems necessary or appropriate for any capital or operating expenditure permitted hereunder.

         "NONRECOURSE LIABILITIES" shall have the meaning set forth in Section 6.1(d)(i).

         "OFFERED UNITS" shall mean the Partnership Units of a Limited Partner identified in an Exercise Notice which, pursuant to the exercise of Rights, are to be acquired by the General Partner under the terms of this Agreement.

         "OFF MARKET SHARES" shall mean any Shares issued by the General Partner in connection with the exercise of any warrants to issue Shares or in connection with an issuance under any stock option, dividend reinvestment or like plan, whether now existing or adopted after the date of this Agreement.

         "PARTNER NONRECOURSE DEBT" shall have the meaning set forth in Section 6.1(d)(ii).

         "PARTNER NONRECOURSE DEBT MINIMUM GAIN" shall have the meaning set forth in Section 6.1(d)(ii).

         "PARTNER NONRECOURSE DEDUCTION" shall have the meaning set forth in
Section 6.1(d)(ii).

         "PARTNERS" shall mean the General Partner and the Limited Partners or any Person who is a general or limited partner of the Partnership at the time of reference thereto.

         "PARTNERSHIP" shall mean the limited partnership constituted hereby, as such limited partnership may from time to time be constituted.

         "PARTNERSHIP FISCAL YEAR" shall mean the calendar year.

         "PARTNERSHIP MINIMUM GAIN" shall have the meaning set forth in Section 1.704-2(b)(2) of the Regulations.

         "PARTNERSHIP UNITS" shall mean interests in the Partnership which entitle a Partner to the allocations (and each item thereof) specified in
Section 6.1 and all distributions from the Partnership, and its rights of management, consent, approval or participation, if any, as provided in this Agreement. Each Partner's percentage of ownership interest in the Partnership shall be determined by dividing the number of Partnership Units then owned by each Partner by the total number of Partnership Units then outstanding. The number of Partnership Units to be held by each Partner and the percentage interest of each Partner in the Partnership will be recorded on the books and records of the Partnership, which record, absent manifest error, shall be binding on all Persons.

         "PERSON" shall mean any individual or Entity.

         "PLEDGE" shall mean a pledge or grant of a mortgage, security interest, lien or other encumbrance in respect of a Partnership Unit.

         "PROFITS" shall have the meaning set forth in Section 6.1(a)

         "PROPERTY" OR "PROPERTIES" shall mean any property used primarily for residential, commercial, retail, industrial or other purposes within the scope of the investment policies of the General Partner, including any direct interest in a fee or leasehold interest or an indirect interest through any other partnership or limited liability company (or other Entity which is treated like a partnership or limited liability company for federal income tax purposes) in a fee or leasehold interest.

         "PURCHASE PRICE" shall have the meaning set forth in Section 11.3.

         "REGISTRATION RIGHTS AGREEMENT" shall mean any Registration Rights Agreement between the General Partner and any Limited Partners, as executed from time to time.

         "REGULATIONS" shall mean the final, temporary or proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "REIMBURSED EXPENSES" shall have the meaning set forth in Section
4.1(b).

         "REIT" shall mean a real estate investment trust as defined in Section 856 of the Code, or the corresponding provision of subsequent law.

         "REIT EXPENSES" shall mean all (i) costs and expenses relating to the continuity of existence of the General Partner and its subsidiaries, including taxes, fees and assessments associated therewith, and any and all costs, expenses, salaries or fees payable to any director, officer, agent, attorney, trustee or employee of the General Partner or any of such subsidiaries, (ii) costs and expenses associated with the preparation and filing of any periodic reports by the General Partner under federal, state or local laws or regulations, including tax returns and filings with the SEC and any stock exchanges on which the Shares are listed, (iii) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC, (iv) costs and expenses associated with any 401(k) plan, pension plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner and (v) all operating, administrative and other costs incurred by the General Partner (including accountant's fees, overhead and other administrative expenses of the General Partner office, but excluding costs of any repurchase by the General Partner of any of its securities); PROVIDED, HOWEVER, that amounts described herein shall be considered REIT Expenses only if and to the extent the aggregate amount of such expenses incurred during the fiscal year in question and during all prior fiscal years exceeds the aggregate of all amounts distributed or distributable to the General Partner by any subsidiary of the General Partner (other than the Partnership) during such fiscal year.

         "REIT REQUIREMENTS" shall mean all actions or omissions as may be necessary (including making appropriate distributions from time to time) to permit the General Partner to continue to qualify as a REIT.

         "RELATED PERSON" shall mean, with respect to any Person, (i) a director or officer of such Person or (ii) any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

         "RIGHTS" shall have the meaning set forth in Section 11.1.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SHARES" shall mean the shares of Common Stock, par value $.001 per share, of the General Partner.

         "SHAREHOLDER" shall mean a shareholder of the General Partner whose shares in such General Partner are duly registered on the books and records of the General Partner.

         "SPECIFIED ASSET" shall have the meaning set forth in Section 4.5(b)(i)(D)(Z).

         "SUBSIDIARY ENTITY" shall mean any Entity in which the Partnership owns a direct or indirect equity interest.

         "SUBSTITUTED LIMITED PARTNER" shall mean a Limited Partner admitted to the Partnership as such as provided in Sections 9.2 and 10.2.

         "THIRD PARTY" or "THIRD PARTIES" shall mean a Person or Persons who is or are neither a Partner or Partners nor an Affiliate or Affiliates of a Partner or Partners.

         "THIRD PARTY FINANCING" shall mean financing or refinancing-obtained from a Third Party by the Partnership.

         "TRANSFER" means any assignment, sale, transfer or other disposition (other than a Pledge), whether voluntary or involuntary, or by operation of law.

         1.2 EXHIBIT, ETC. References to "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement. Each Exhibit attached hereto and referred to herein is hereby incorporated herein by reference.

                                   ARTICLE II
                                    FORMATION

         2.1 FORMATION. Upon the initial filing of the Certificate with the Secretary of State of the State of Delaware on July 1, 1999, the Partnership was formed as a limited partnership pursuant to the provisions of the Act, and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions hereinafter set forth. The Partners agree that the rights and liabilities of the Partners shall be as provided in the Act except as otherwise herein expressly provided.

         2.2  NAME.

         (a) The business of the Partnership shall be conducted under the name of Heritage Property Investment Limited Partnership or such other name as the General Partner may select, and all transactions of the Partnership, to the extent permitted by applicable law, shall be carried on and completed in such name (it being understood that the Partnership may adopt assumed or fictitious names in certain jurisdictions); PROVIDED, however, that the General Partner may not select the name (or any derivation thereof) of any Limited Partner without the prior consent of such Limited Partner.

         (b) Inasmuch as the Partnership desires to transact business in the State of New Hampshire, and inasmuch as the name of the Partnership is not available for use in the State of New Hampshire, the Partnership adopts the fictitious name Heritage Realty Delaware Limited Partnership for use in transacting business in the State of New Hampshire.

         The General Partner is authorized and directed to cause any and all required documents to be prepared, executed, and filed so that the Partnership may obtain a Certificate of Authority (or similar or successor form) from the State of New Hampshire, and to cause the Partnership to use the said fictitious name in the transaction of business in the State of New Hampshire, and should said fictitious name be unavailable, the General Partner may choose and adopt an alternate and similar assumed name to enable the Partnership to obtain such Certificate of Authority (or similar or successor form).

         2.3 CHARACTER OF THE BUSINESS. The purpose of the Partnership shall be to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with Properties; to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with, or enter into repurchase agreements or reverse repurchase agreements with respect to, real and personal property of all kinds; to acquire, hold, own, sell, transfer, encumber, convey, exchange and otherwise dispose of or deal with mortgages or other Liens on real property; to acquire, hold, own, sell, transfer, encumber, convey, exchange and otherwise dispose of or deal with the stock or debt obligations or partnership or other interests (including, without limitation, mortgage-backed securities) in any Entity engaged, directly or indirectly, in the ownership, management or development of interests in or Liens on real property; to deal with any other assets and to undertake all activities as may be permitted for a REIT pursuant to the provisions of Section 856, ET SEQ. of the Code; to acquire, hold, own, sell, transfer, encumber, convey, exchange and otherwise dispose of or deal with interests in any Entity engaged in any of the foregoing activities; to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership, and to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes. The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated. In connection with the foregoing, but subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow or lend money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other Lien, and, directly or indirectly, to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with additional Properties or other assets necessary or useful in connection with its business. Notwithstanding anything to the contrary set forth in this Section 2.3, the Partnership shall not engage in any activity in which a REIT is not permitted to engage pursuant to Section 856 et SEQ. of the Code, including but not limited to, holding, directly or indirectly, any real property primarily for sale to customers in the ordinary course of a trade or business, but shall hold all Properties solely to generate income from passive sources (e.g., interest, dividends, rental income, and capital gains), all in compliance with the restrictions set forth in Section 7.2 hereof, including without limitation, the Partnership's and the General Partner's undertaking to use their best efforts to refrain from taking any action which could adversely affect the status of the General Partner as a real estate investment trust under the REIT provisions of the Code.

         2.4 LOCATION OF THE PRINCIPAL PLACE OF BUSINESS. The location of the principal place of business of the Partnership shall be at 535 Boylston Street, Boston, Massachusetts 02116, or such other location as shall be selected from time to time by the General Partner in its sole discretion; PROVIDED, HOWEVER, that the General Partner shall promptly notify the Limited Partners of any change in the location of the principal place of business of the Partnership.

         2.5 REGISTERED AGENT AND REGISTERED OFFICE. The registered agent of the Partnership shall be Corporation Service Company or such other Person as the General Partner may select in its sole discretion. The principal office of the Partnership shall be c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, or such other location as the General Partner may select in its sole and absolute discretion. The General Partner shall promptly notify the Limited Partners of any change in the Registered Agent or Registered Office of the Partnership.

                                   ARTICLE III
                                      TERM

         3.1 COMMENCEMENT. The Partnership commenced business as a limited partnership on July 1, 1999.

         3.2 DISSOLUTION. The Partnership shall continue until dissolved and terminated upon the earlier of (i) December 31, 2099, unless a Majority-In-Interest of the Partnership elects to continue the Partnership , or
(ii) the occurrence of the earliest of the following events:

         (a) the dissolution, termination, retirement, resignation, or Bankruptcy of any General Partner, unless the Partnership is continued as provided in Section 9.1;

         (b) the election to dissolve the Partnership made in writing by the General Partner;

         (c) the sale or other disposition of all or substantially all the assets of the Partnership; or

         (d) the dissolution of the Partnership as required by operation of law.

                                   ARTICLE IV
                            CONTRIBUTIONS TO CAPITAL

         4.1 GENERAL PARTNER CAPITAL CONTRIBUTIONS. (a) Prior to the date hereof, the General Partner contributed, or caused to be contributed, to the Partnership,

as a contribution to the capital of the Partnership, all of the Property and assets described on Exhibit A (the "CONTRIBUTED GENERAL PARTNER PROPERTY"). In exchange for the Contributed General Partner Property, the Partnership issued to the General Partner the number of Partnership Units set forth on Exhibit A.

         (b) At any time, and from time to time, the General Partner may contribute to the capital of the Partnership, in exchange for additional Partnership Units, additional Property or other assets (including cash) which the General Partner in good faith determines are desirable to further the purposes or business of the Partnership. Except as otherwise provided in the following two sentences, in the event Partnership Units are issued by the Partnership to the General Partner in accordance with this Section 4.1, the number of Partnership Units so issued shall be determined by dividing (i) the aggregate amount of cash (in the case of contributed assets consisting of cash) plus the Gross Asset Value (net of liabilities secured by such contributed asset that the Partnership assumes or takes subject to) of the Property or other assets so contributed as of the Contribution Date (in the case of contributed assets not consisting of cash) by (ii) the Deemed Partnership Unit Value, computed as of the Contribution Date; provided, that to the extent such contributed asset was financed by borrowings made by the General Partner or is otherwise subject to any liability, the Partnership shall take subject to or assume the obligations of the General Partner with respect to such indebtedness (or other liability) concurrently with the contribution by the General Partner of such asset (or, if such assumption is not possible, the Partnership shall obligate itself to the General Partner in an amount and on terms equal to such indebtedness or other liability). In the event Partnership Units are issued by the Partnership to the General Partner in exchange for cash that was acquired by the General Partner in connection with the issuance of Off Market Shares, the number of Partnership Units so issued by the Partnership shall be equal to the number of Off Market Shares issued by the General Partner. In the event Partnership Units are issued by the Partnership to the General Partner in exchange for the contribution of cash that was acquired by the General Partner as a result of the disposition of a Specified Asset, the number of Partnership Units so issued by the Partnership (if any) shall be determined by subtracting
(i) the amount, if any, of REIT Expenses paid by the Partnership prior to such contribution of cash (and not previously deducted pursuant to this provision from the amount of cash previously contributed by the General Partner representing proceeds from the disposition of a Specified Asset, or previously deducted as provided in clause 4.5(b) (i) (D) (Z) from the gross fair market value of any Specified Asset previously contributed by the General Partner) (such amount being referred to as "REIMBURSED EXPENSES") from (ii) the aggregate amount of such contributed cash, and dividing the difference by the Deemed Partnership Unit Value, computed as of the Contribution Date.

         (c) Upon completion of any public offering of the General Partner's Shares under the Securities Act or private equity placement of securities of the General Partner that occurs on or after the date hereof (an "OFFERING"), the General Partner may, but shall not be required to, contribute the proceeds of the Offering to the Partnership, which proceeds will be net of the underwriter's discount and other expenses, and, if the General Partner does contribute such net proceeds to the Partnership, the General Partner shall be credited with having made a Capital Contribution to the Partnership in the amount of such net proceeds. If the General Partner does contribute such net proceeds to the Partnership, the Partners hereby acknowledge and agree that the aggregate number of additional Partnership Units to be issued to the General Partner upon completion of the Offering shall be exactly equal to the number of shares of Shares issued in the Offering. Nothing in this Agreement shall require that the General Partner contribute to the Partnership the net proceeds from any Offering, and the General Partner shall be permitted to retain and/or use such net proceeds as determined by the General Partner in its sole discretion, in all cases, unless any distribution required to be paid to the Limited Partners under this Agreement shall be due and not paid in full, in which case, the General Partner shall contribute to the Partnership an amount of such net proceeds sufficient to pay such distribution.

         4.2  LIMITED PARTNER CAPITAL CONTRIBUTIONS.

         At such a time as additional Limited Partners are admitted to the Partnership or additional Partnership Units are issued to Limited Partners pursuant to Section 9.3, such Limited Partners shall contribute, or cause to be contributed, as their initial (or additional, as the case may be) contribution to the capital of the Partnership, in exchange for Partnership Units, Property or other assets as shall be set forth in, and in accordance with an subject to the terms and conditions of, Contribution Agreements.

         4.3 NO OBLIGATION TO MAKE FURTHER CAPITAL CONTRIBUTIONS; NO THIRD PARTY BENEFICIARY. Except as set forth above, no Partner shall have any obligation to make any additional contributions to the capital of the Partnership. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make contributions to the capital of the Partnership or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make contributions to the capital of the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

         4.4 NO INTEREST; NO RETURN. No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to withdraw any part of its Capital Account or to demand or receive the return of its Capital Contribution from the Partnership.

         4.5  CAPITAL ACCOUNTS.

         (a) Each Partner, including a substitute Partner who shall pursuant to the provisions of this Agreement acquire a Partnership Unit, shall have a separate capital account maintained by the Partnership (a "CAPITAL ACCOUNT"). The Capital Account of each Partner shall be:

                           (i) credited with: the amount of cash contributed by
                  such Partner to the capital of the General Partnership (other than, in the case of the General Partner, Reimbursed Expenses); the initial Gross Asset Value (net of liabilities secured by such contributed asset that the Partnership assumes or takes subject to) of any other asset contributed by such Partner to the capital of the Partnership; such Partner's distributive share of Profits; and any other items in the nature of income or gain that are allocated to such Partner pursuant to Section 6.1, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i); and

                           (ii) debited with: the amount of cash distributed to
                  such Partner pursuant to the provisions of this Agreement; the Gross Asset Value (net of liabilities secured by such distributed asset that such Partner assumes or takes subject
                  to) of any Partnership asset distributed to such Partner pursuant to any provision of this Agreement; the amount of unsecured liabilities of such Partner assumed by the Partnership; such Partner's distributive share of Losses; in the case of the General Partner, payments of REIT Expenses by the Partnership; and any other items in the nature of expenses or losses that are allocated to such Partner pursuant to
                  Section 6.1, but excluding tax items described in Regulations
                  Section 1.704-1(b)(4)(i).

         In the event that any or all of a Partner's Partnership Units are transferred within the meaning of Regulations Section 1.704-1(b)(2)(iv)(1), the transferee thereof shall succeed to the Capital Account of the transferor to the extent that it relates to the Partnership Units so transferred.

         In the event the Gross Asset Values of Partnership assets are adjusted pursuant to Section 4.5(b)(ii), the Capital Accounts of the Partners shall be adjusted to reflect the aggregate net adjustments as if the Partnership sold all of its property for its fair market values and recognized gain or loss for federal income tax purposes equal to the amount of such aggregate net adjustment.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with
Section 1.704-1(b) of the Regulations, and shall be interpreted and applied consistently therewith.

                  (b) The term "GROSS ASSET VALUE" or "GROSS ASSET VALUES" means, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:

                           (i) the initial Gross Asset Value of any asset
                  contributed by a Partner to the Partnership shall be (A) in the case of any asset contributed by the General Partner and described on Exhibit A, the number of Partnership Units issued therefor multiplied by the Fair Market Value as of the Contribution Date, plus the amount of any liabilities assumed by the Partnership in connection with such contribution, or to which the contributed asset is otherwise subject (which Gross Asset Value is set forth on Exhibit A), (B) in the case of any asset contributed after the date hereof by a Limited Partner, the gross fair market value of such asset (as reasonably determined by the General Partner) and (C) in the case of any other asset contributed after the date hereof by the General Partner, (X) if such asset was acquired by the General Partner after the date hereof directly or indirectly in exchange for the issuance of its Shares, the Fair Market Value as of the Contribution Date multiplied by the number of Shares issued in connection with such acquisition, (Y) if such asset was acquired by the General Partner after the date hereof for consideration other than its Shares and in contemplation of, or substantially contemporaneously with, the contribution thereof to the Partnership, the amount of such consideration plus, in the case of clauses (X) and (Y), (aa) the amount of any costs or expenses incurred, or reasonably expected to be incurred, by the General Partner in connection with such acquisition and contribution, plus (bb) the amount of any liabilities assumed by the General Partner or to which such asset is subject, and (Z) if such asset was acquired by the General Partner on or prior to the date hereof, or such asset was acquired by the General Partner after the date hereof and is not an asset referred to in clauses (X) or (Y) (any of the foregoing, a "SPECIFIED ASSET"), the gross fair market value of such Specified Asset (as reasonably determined by the General Partner) less the amount, if any, of REIT Expenses paid by the Partnership prior to such contribution by the General Partner (and not previously deducted from the gross fair market value of any other Specified Asset previously contributed by the General Partner or deducted pursuant to
                  Section 4.1(b) from the amount of cash previously contributed by the General Partner representing proceeds from the disposition of a Specified Asset) plus, in the case of clause
                  (Z), the amount of any costs or expenses incurred, or reasonably expected to be incurred, by the General Partner in connection with such contribution;

                           (ii) the Gross Asset Values of all Partnership assets
                  shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, immediately prior to the following events:

                                    (A) a Capital Contribution (other than a DE
                           MINIMIS Capital Contribution, within the meaning of
                           Section 1.704-1(b)(2)(iv)(f)(5)(i) of the
                           Regulations) to the Partnership by a new or existing Partner as consideration for Partnership Units;


                                    (B) the distribution by the Partnership to a
                           Partner of more than a DE MINIMIS amount (within the meaning of Section 1.704-1(b)(2)(iv)(f)(5)(ii) of the Regulations) of Partnership property as consideration for the redemption of Partnership Units; and

                                    (C)     the liquidation of the Partnership
                           within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations;

                           (iii) the Gross Asset Values of Partnership assets
                  distributed to any Partner shall be the gross fair market values of such assets, as reasonably determined by the General Partner, as of the date of distribution.

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Profits and Losses. Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partnership Capital Accounts as described in Section 4.5(a).

         4.6  ADDITIONAL FUNDS.

         (a) The Partnership may obtain funds from time to time ("REQUIRED FUNDS") which, in the sole discretion of the General Partner, are necessary or desirable to meet the needs, obligations or requirements of the Partnership, or to maintain adequate working capital, or to repay Partnership indebtedness, and to carry out the Partnership's purposes, from the proceeds of Third Party Financing or Affiliate Financing, in each case pursuant to such terms and conditions and in such manner (including the engagement of brokers and/or investment bankers to assist in providing such financing) and amounts as the General Partner shall determine in its sole discretion to be in the best interests of the Partnership, and subject to the terms and conditions of this Agreement. Any and all funds required or expended, directly or indirectly, by the Partnership for capital expenditures may be obtained or replenished through Partnership borrowings. Any Third Party Financing or Affiliate Financing obtained by the General Partner on behalf of the Partnership may be convertible in whole or in part into Partnership Units (to be issued in accordance with Section 9.3), and (i) may be secured by a mortgage or deed of trust, assignments and/or other Lien on or in respect of all or any portion of the assets of the Partnership or any other security made available by the Partnership, or may be unsecured, (ii) may include or be obtained through the public or private placement of debt and/or other instruments, domestic and foreign, (iii) may provide for the option to acquire Partnership Units (to be issued in accordance with Section 9.3), and (iv) may include or provide for interest rate swaps, credit enhancers, and/or other transactions or items in respect of such Third Party Financing or Affiliate Financing; PROVIDED, HOWEVER, that in no event may the Partnership obtain any Affiliate Financing or Third Party Financing that is recourse to any Partner or any Affiliate, partner, shareholder, beneficiary, principal, officer, or director of any Partner without the consent of the affected Person or Persons to whom such recourse may be had.

         (b) To the extent the Partnership does not borrow all of the Required Funds (and whether or not the Partnership is able to borrow all or part of the Required Funds), the General Partner (or an Affiliate thereof) may: (i) itself borrow such Required Funds, in which case the General Partner shall lend such required Funds to the Partnership on the same economic terms and otherwise on substantially identical terms, or (ii) raise such Required Funds in any other manner (including, without limitation, by an offering of the General Partner's capital stock), in which case the General Partner shall contribute to the Partnership as an additional Capital Contribution the amount of the Required Funds so raised ("CONTRIBUTED FUNDS") (hereinafter, each date on which the General Partner so contributes Contributed Funds pursuant to this paragraph (b) is referred to as an "ADJUSTMENT DATE"). In the event the General Partner advances Required Funds to the Partnership pursuant to this paragraph
(b), the Partnership shall assume and pay (or reflect on its books as additional Required Funds) the expenses (including any applicable underwriting discounts) incurred by the General Partner (or such Affiliate) in connection with the raising of such Required Funds through a public offering of its securities or otherwise. In addition, in the event the General Partner advances Required Funds to the Partnership as Contributed Funds pursuant to this paragraph (b), additional Partnership Units shall be issued to the General Partner to reflect its contribution of the Contributed Funds. The number of Partnership Units so issued shall be determined by dividing the amount of Contributed Funds by the Deemed Partnership Unit Value, computed as of the Adjustment Date.

                                    ARTICLE V
                 [Article V intentionally has been left blank.]

                                   ARTICLE VI
                      ALLOCATIONS, DISTRIBUTIONS AND OTHER
                           TAX AND ACCOUNTING MATTERS

         6.1  ALLOCATIONS.

         (a) For the purpose of this Agreement, the terms "PROFITS" and "LOSSES" mean, respectively, for each Partnership Fiscal Year or other period, the Partnership's taxable income or loss for such Partnership Fiscal Year or other period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), adjusted as follows:

                           (i) any income of the Partnership that is exempt from
                  federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 6.1(a) shall be added to such taxable income or loss;

                           (ii) in lieu of the depreciation, amortization, and
                  other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Fiscal Year or other period;

                           (iii) any items that are specially allocated pursuant
                  to Section 6.1(d) and the gross income allocation under
                  Section 6.1(b) shall not be taken into account in computing Profits or Losses; and

                           (iv) any expenditures of the Partnership described in
                  Section 709 or Section 705(a)(2)(B) of the Code (or treated as such under Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this Section 6.1(a) shall be deducted from such taxable income or loss.

         (b) Except as otherwise provided in Section 6.1(d) and this Section 6.1(b), the Profits and Losses of the Partnership (and each item thereof) for each Partnership Fiscal Year shall be allocated among the Partners in accordance with their proportionate ownership of Partnership Units. Notwithstanding the foregoing, an amount of gross income shall be allocated to the General Partner for each Partnership Fiscal Year (prior to any allocation of Profits and Losses for such Partnership Fiscal Year) equal to the total REIT Expenses paid to or on behalf of the General Partner pursuant to Section 7.1 for the current and all prior Partnership Fiscal Years less all amounts of gross income previously allocated to the General Partner pursuant to this sentence.

         (c) For the purpose of Section 6.1(b), gain or loss resulting from any disposition of Partnership property shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property for federal income tax purposes differs from its Gross Asset Value.

         (d) Notwithstanding the foregoing provisions of this Section 6.1, the following provisions shall apply:

                  (i) A Partner shall not receive an allocation of any Partnership deduction that would result in total loss allocations attributable to "NONRECOURSE LIABILITIES" (as defined in Regulations
         Section 1.704-2(b)(3)) in excess of such Partner's share of Minimum Gain (as determined under Regulations Section 1.704-2(g)). The term "MINIMUM GAIN" means an amount determined in accordance with Regulations Section 1.704-2(d) by computing, with respect to each Nonrecourse Liability of the Partnership, the amount of gain, if any, that the Partnership would realize if it disposed of the property subject to such liability for no consideration other than full satisfaction thereof, and by then aggregating the amounts so computed. If the Partnership makes a distribution allocable to the proceeds of a Nonrecourse Liability, in accordance with Regulation Section 1.704-2(h) the distribution will be treated as allocable to an increase in Partnership Minimum Gain to the extent the increase results from encumbering Partnership property with aggregate Nonrecourse Liabilities that exceeds the property's adjusted tax basis. If there is a net decrease in Partnership Minimum Gain for a Partnership Fiscal Year, in accordance with Regulations Section 1.704-2(f) and the exceptions contained therein, the Partners shall be allocated items of Partnership income and gain for such Partnership Fiscal Year (and, if necessary, for subsequent Partnership Fiscal Years) equal to the Partners, respective shares of the net decrease in Minimum Gain within the meaning of Regulations Section 1.704-2(g)(2) (the "MINIMUM GAIN CHARGEBACK"). The items to be allocated pursuant to this Section 6.1(d)(i) shall be determined in accordance with Regulations Sections
         1. 704-2 (f) and (j).

                  (ii) Any item of "PARTNER NONRECOURSE DEDUCTION" (as defined in Regulations Section 1.704-2(i)) with respect to a "PARTNER NONRECOURSE DEBT" (as defined in Regulations Section 1.704-2(b)(4)) shall be allocated to the Partner or Partners who bear the economic risk of loss for such Partner Nonrecourse Debt in accordance with Regulations Section 1.704-2(i)(1). If the Partnership makes a distribution allocable to the proceeds of a Partner Nonrecourse Debt, in accordance with Regulation Section 1.704-2(i)(6), the distribution will be treated as allocable to an increase in Partner Minimum Gain to the extent the increase results from encumbering Partnership property with aggregate Partner Nonrecourse Debt that exceeds the property's adjusted tax basis. Subject to Section 6.1(d)(i), but notwithstanding any other provision of this Agreement, in the event that there is a net decrease in Minimum Gain attributable to a Partner Nonrecourse Debt (such Minimum Gain being hereinafter referred to as "PARTNER NONRECOURSE DEBT MINIMUM GAIN") for a Partnership Fiscal Year, then after taking into account allocations pursuant to Section 6.1(d)(i), but before any other allocations are made for such taxable year, and subject to the exceptions set forth in Regulations Section 1.704-2(i)(4), each Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such Partnership Fiscal Year shall be allocated items of income and gain for such Partnership Fiscal Year (and, if necessary, for subsequent Partnership Fiscal Years) equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain as determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). The items to be allocated pursuant to this Section 6.1(d)(ii) shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and (j).

                  (iii) Pursuant to Regulations Section 1.752-3(a)(3), for the purpose of determining each Partner's share of excess nonrecourse liabilities of the Partnership, and solely for such purpose, each Partner's interest in Partnership profits is hereby specified to be the quotient of (i) the number of Partnership Units then held by such Partner, and (ii) the aggregate amount of Partnership Units then outstanding.

                  (iv) No Limited Partner shall be allocated any item of deduction or loss of the Partnership if such allocation would cause such Limited Partner's Capital Account to become negative by more than the sum of (i) any amount such Limited Partner is obligated to restore upon liquidation of the Partnership, plus (ii) such Limited Partner's share of the Partnership's Minimum Gain and Partner Nonrecourse Debt Minimum Gain. An item of deduction or loss that cannot be allocated to a Limited Partner pursuant to this Section 6.1(d)(iv) shall be allocated to the General Partner. For this purpose, in determining the Capital Account balance of such Limited Partner, the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) shall be taken into account. In the event that (A) any Limited Partner unexpectedly receives any adjustment, allocation, or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and (B) such adjustment, allocation, or distribution causes or increases a deficit balance (net of amounts which such Limited Partner is obligated to restore or deemed obligated to restore under Regulations Sections

         1.704-2(g)(1) and 1.704-2(i)(5) and determined after taking into account any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that, as of the end of the Partnership Fiscal Year, reasonably are expected to be made to such Limited Partner) in such Limited Partner's Capital Account as of the end of the Partnership Fiscal Year to which such adjustment, allocation, or distribution relates, then items of Gross Income (consisting of a PRO RATA portion of each item of Gross Income) for such Partnership Fiscal Year and each subsequent Partnership Fiscal Year shall be allocated to such Limited Partner until such deficit balance or increase in such deficit balance, as the case may be, has been eliminated. In the event that this Section 6.1(d)(iv) and Section 6.1(d)(i) and/or (ii) apply, Section 6.1(d)(i) and/or (ii) shall be applied prior to this Section 6.1(d)(iv).

                  (v) It is the intention of the Partners that this Agreement provide for allocations to comply with the requirements of Code Section 514(c)(9)(E) and Treasury Regulations promulgated thereunder, and the Partners agree that all interpretations of this Agreement shall be made accordingly. In particular, notwithstanding the provisions of Section 6.1(b), although the Partners confirm their good faith belief that the terms of this Agreement meet the requirements of Code Section 514(c)(9)(E), all allocations under this Agreement shall be adjusted insofar as may be required (subject to the special rules of Code
         Section 514(c)(9)(E)(ii)) to ensure that no Partner's percentage share of the Partnership's "overall partnership income" (within the meaning of Code Section 514(c)(9)(E)(i)(I)) will, for any taxable year of the Partnership, be greater than the smallest share of "overall partnership loss" and all allocations hereunder have "substantial economic effect" within the meaning of Code Section 704(b)(2).

         (e) In accordance with Sections 704(b) and 704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for federal income tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the initial Gross Asset Value of such property. If the Gross Asset Value of any Partnership property is adjusted as described in the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Gross Asset Value of such asset in the manner prescribed under Sections 704(b) and 704(c) of the Code and the Regulations thereunder. With respect to Partnership property that is initially contributed to the Partnership upon its formation, such variation between the adjusted tax basis and initial Gross Asset Value shall be taken into account under the "traditional method" as described in Regulation 1.704-3(b), unless otherwise determined by the General Partner. With respect to properties subsequently contributed to the Partnership, the General Partner shall determine, in its sole and absolute discretion, which of the methods prescribed in Regulation ss. 1.704-3 or the equivalent successor provision(s) of proposed, temporary or final Regulations the Partnership shall employ.

         (f) Notwithstanding anything to the contrary contained in this Section 6.1, the allocation of Profits and Losses for any Partnership Fiscal Year during which a Person acquires a Partnership Unit (other than upon formation of the Partnership) pursuant to Section 4.6(b) or otherwise, shall take into account the Partners' varying interests for such Partnership Fiscal Year pursuant to any method permissible under Section 706 of the Code that is selected by the General Partner (notwithstanding any agreement between the assignor and assignee of such Partnership Unit although the General Partner may recognize any such agreement), which method may take into account the date on which the Transfer or an agreement to Transfer becomes irrevocable pursuant to its terms, as determined by the General Partner.

         (g) In the event of a sale or exchange of any outstanding Partnership Unit or upon the death of a Partner, if the Partnership has not theretofore elected, pursuant to Section 754 of the Code, to adjust the basis of Partnership property, the General Partner shall cause the Partnership to elect pursuant to
Section 754 of the Code to adjust the basis of Partnership property. In addition, in the event of a distribution referred to in Section 734(b) of the Code, if the Partnership has not theretofore so elected, the General Partner shall cause the Partnership to elect, pursuant to Section 754 of the Code, to adjust the basis of Partnership property. Except as provided in Regulations
Section 1.704-1(b)(2)(iv)(m), such adjustment shall not be reflected in the Partners' Capital Accounts and shall be effective solely for federal and (if applicable) state and local income tax purposes. Each Partner hereby agrees to provide the Partnership with all information necessary to give effect to such election. With respect to such election:

                  (i) Any change in the amount of the Depreciation deducted by the Partnership and any change in the gain or loss of the Partnership, for federal income tax purposes, resulting from an adjustment pursuant to Section 743(b) of the Code shall be allocated entirely to the transferee of the Partnership Units so transferred. Neither the Capital Contribution obligations of, nor the Partnership Units of, nor the amount of any cash distributions to, the Partners shall be affected as a result of such election, and except as provided in Regulations
         Section 1.704-1(b)(2)(iv)(m), the making of such election shall have no effect except for federal and (if applicable) state and local income tax purposes.

                  (ii) Solely for federal and (if applicable) state and local income tax purposes and not for the purpose of maintaining the Partners' Capital Accounts (except as provided in Regulations Section 1.704-1(b)(2)(iv)(m)), the Partnership shall keep a written record for those assets, the bases of which are adjusted as a result of such election, and the amount at which such assets are carried on such record shall be debited (in the case of an increase in basis) or credited (in the case of a decrease in basis) by the amount of such basis adjustment. Any change in the amount of the Depreciation deducted by the Partnership and any change in the gain or loss of the Partnership, for federal and (if applicable) state and local income tax purposes, attributable to the basis adjustment made as a result of such election shall be debited or credited, as the case may be, on such record.

         (h) The Profits, Losses, gains, deductions, and credits of the Partnership (and all items thereof) for each Partnership Fiscal Year shall be determined in accordance with the accounting method followed by the Partnership for federal income tax purposes.

         (i) Except as provided in Sections 6.1(e) and 6.1(g), for federal income tax purposes, each item of income, gain, loss, or deduction shall be allocated among the Partners in the same manner as its correlative item of income, gain, loss, or deduction, as determined for purposes of Profits and Losses, has been allocated pursuant to this Section 6.1.

         (j) To the extent permitted by Regulations Sections 1.704-2(h)(3) and 1.704-2(i)(6), the General Partner shall endeavor to treat distributions as having been made from the proceeds of Nonrecourse Liabilities or Partner Nonrecourse Debt only to the extent that such distributions would cause or increase a deficit balance in any Partner's Capital Account that exceeds the amount such Partner is otherwise obligated to restore (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) as of the end of the Partnership's taxable year in which the distribution occurs.

         6.2  DISTRIBUTIONS.

         (a) Except with respect to a liquidation of the Partnership following a dissolution pursuant to Section 3.2, the General Partner shall cause the Partnership to distribute all or a portion of Net Operating Cash Flow to the Partners from time to time as determined by the General Partner, but in any event not less frequently than quarterly, in such amounts as the General Partner shall determine in its sole discretion; PROVIDED, HOWEVER, that all such distributions shall be made PRO RATA in accordance with the outstanding Partnership Units as of the date that coincides with the date that is the record date for the payment of dividends on the Shares. In no event may a Partner receive a distribution of Net Operating Cash Flow with respect to a Partnership Unit to the extent such Partner is entitled to receive a distribution out of such Net Operating Cash Flow with respect to a Share for which such Partnership Unit has been converted, and the General Partner may take such action as may be appropriate, in its sole discretion, to assure compliance with the foregoing.

         (b) Notwithstanding any other provision of this Section 6.2, the Partnership shall use its best efforts to distribute to the Partners prior to December 26 of each fiscal year such amounts as shall result in the General Partner receiving not less than ninety-five percent (95%) of the estimated amount of their distributive share of net income attributable to their investment in the Partnership for such fiscal year. This Section 6.2(b) is intended to avoid the imposition of the excise tax set forth in Section 4981 on the General Partner and maintain the REIT qualification of the General Partner.

         6.3 BOOKS OF ACCOUNT. At all times during the continuance of the Partnership, the General Partner shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with GAAP wherein shall be entered particulars of all monies, goods or effects belonging to or owing to or by the

Partnership, or paid, received, sold or purchased in the course of the Partnership's business, and all of such other transactions, matters and things relating to the business of the Partnership as are usually entered in books of account kept by Persons engaged in a business of a like kind and character. In addition, the Partnership shall keep all records as required to be kept pursuant to the Act. The books and records of account shall be kept at the principal office of the Partnership, and each Partner and its representatives shall at all reasonable times have access to such books and records and the right to inspect and copy the same at such Partner's expense.

         6.4 REPORTS. Within ninety (90) days after the end of each Partnership Fiscal Year, the Partnership shall cause to be prepared and promptly thereafter transmit to each Partner an annual report of the Partnership relating to the previous Partnership Fiscal Year containing a balance sheet as of year end, and statements of operations, cash flow and Partnership equity for the year then ended, which annual statements shall be prepared in accordance with GAAP certified by the Accountants. The Partnership shall also cause to be prepared and promptly thereafter transmit to each Partner within forty-five (45) days after the end of each of the first three (3) quarters of each Partnership Fiscal Year, a quarterly unaudited report containing a balance sheet, a statement of the Partnership's financial condition and statements of operations, cash flow and Partnership equity, in each case relating to the fiscal quarter then just ended, and prepared in accordance with GAAP. The Partnership shall further cause to be prepared and transmitted to the General Partner (i) such reports and/or information as are necessary for the General Partner to fulfill its obligations, if any, under the Securities Act, the Exchange Act, applicable stock exchange rules and any other regulations to which the General Partner or the Partnership may be subject, (ii) detailed information concerning any transactions or arrangements with Affiliates, including but not limited to the compensation or other benefits being received by such Affiliates; and (iii) such other reports and/or information as are necessary for the General Partner to determine and maintain its qualification as a REIT under the REIT provisions of the Code, the earnings and profits of the General Partner derived from the Partnership, its liability for a tax as a consequence of its Partnership Interest and distributive share of taxable income or loss and items thereof, in each case, in a manner that will permit the General Partner to comply with its obligations to file federal, state and local tax returns and information returns and to provide its shareholders with tax information. The General Partner shall provide to each Limited Partner copies of all reports it provides to its stockholders at the same time such reports are distributed to such stockholders. The General Partner shall also promptly notify the Limited Partners of all actions taken by the General Partner for which it has obtained the Consent of the Limited Partners.

         6.5 AUDITS. Not less frequently than annually, the books and records of the Partnership shall be audited by the Accountants.

         6.6 TAX RETURNS.

         (a) Consistent with all other provisions of this Agreement, the General Partner shall determine the methods to be used in the preparation of federal, state and local income and other tax returns for the Partnership in connection with all items of income and expense, including, but not limited to, valuation of assets, the methods of Depreciation and cost recovery, elections, credits and tax accounting methods and procedures.

         (b) The Partnership shall timely cause to be prepared and transmitted to the Partners federal and appropriate state and local Partnership Income Tax Schedules "K-1," or any substitute therefor, with respect to each Partnership Fiscal Year on appropriate prescribed forms. Beginning with its taxable year ending December 31, 1999, the Partnership shall make reasonable efforts to prepare and submit such forms before the due date for filing federal income tax returns for the fiscal year in question (determined without extensions), and shall in any event prepare and submit such forms on or before July 15 of the year following the fiscal year in question.

         6.7 TAX MATTERS PARTNER. The General Partner is hereby designated as the Tax Matters Partner for the Partnership within the meaning of Section 6231(a)(7) of the Code; PROVIDED, HOWEVER, (i) in exercising its authority as Tax Matters Partner it shall be limited by the provisions of this Agreement affecting tax aspects of the Partnership; (ii) the General Partner shall give prompt notice to the Limited Partners of the receipt of any written notice that the Internal Revenue Service or any state or local taxing authority intends to examine Partnership income tax returns for any year, receipt of written notice of the beginning of an administrative proceeding at the Partnership level relating to the Partnership under Section 6223 of the Code, receipt of written notice of the final Partnership administrative adjustment relating to the Partnership pursuant to Section 6223 of the Code, and receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Partnership;
(iii) the General Partner shall promptly notify the Limited Partners if the General Partner does not intend to file for judicial review with respect to the Partnership; and (iv) the Tax Matters Partner shall be entitled to bind a Limited Partner by any settlement agreement (within the meaning of Section 6224 of the Code).

         6.8 WITHHOLDING. Each Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local, or foreign taxes that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Partner shall constitute a loan by the Partnership to such Partner, which loan shall be due within fifteen (15) days after repayment is demanded of the Partner in question, and shall be repaid through withholding of subsequent distributions to such Partner (which withheld distributions shall nevertheless be deemed to have been distributed to such Partner for all purposes of this Agreement). Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in THE WALL STREET JOURNAL or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. To the extent the payment or accrual of withholding tax results in a federal, state or local tax credit to the Partnership, such credit, shall be allocated to the Partner to whose distribution the tax is attributable.

                                   ARTICLE VII
             RIGHTS, DUTIES AND RESTRICTIONS OF THE GENERAL PARTNER

         7.1 EXPENDITURES BY PARTNERSHIP. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership and any other expenses necessary for the prudent operation of the General Partner and the Partnership. All of the aforesaid expenditures shall be made on behalf of the Partnership (whether incurred by the General Partner or the Partnership), and the General Partner shall be entitled to reimbursement by the Partnership for any expenditures incurred by it on behalf of the Partnership which shall have been made other than out of the funds of the Partnership. The Partnership shall also assume, be liable for and pay when due all Administrative Expenses and REIT Expenses, and the General Partner may pay such Expenses on behalf of the Partnership and be reimbursed therefor.

         7.2 POWERS AND DUTIES OF GENERAL PARTNER. The General Partner shall be responsible for the management of the Partnership's business and affairs. Except as otherwise herein expressly provided, the General Partner shall have, and is hereby granted, full and complete power, authority and discretion to take such action for and on behalf of the Partnership and in its name as the General Partner shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the purposes for which the Partnership was organized. Except as otherwise expressly provided herein, the General Partner shall have the right, power and authority:

                  (a) To manage, control, hold, invest, lend, reinvest, acquire by purchase, lease or otherwise sell, contract to purchase or sell, grant, obtain or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage or otherwise encumber, abandon, improve, repair, maintain, operate, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the purposes of the Partnership;

                  (b) To acquire, directly or indirectly, interests in real or personal property of any kind and of any type, and any and all kinds of interests therein, and to determine the manner in which title thereto is to be held; to manage, insure against loss, protect and subdivide any of the real or personal property, interests therein or parts thereof; to improve, develop or redevelop any such real or personal property; to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to resubdivide, to contract to sell, to grant options to purchase or lease and to sell on any terms any such real or personal property; to convey, to mortgage, pledge or otherwise encumber any property, or any part thereof; to lease any property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase any property; to partition or to exchange any real property, or any part thereof, for other real or personal property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to any property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on any property; to insure any Person having an interest in or responsibility for the care, management or repair of any property; and to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust and to execute assignments of all or any part of the beneficial interest in such land trust;

                  (c) To employ, engage or contract with or dismiss from employment or engagement Persons to the extent deemed necessary by the General Partner for the operation and management of the Partnership business, including but not limited to, employees, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

                  (d) To enter into contracts on behalf of the Partnership;

                  (e) To borrow or lend money, procure loans and advances from any Person for Partnership purposes, and to apply for and secure, from any Person, credit or accommodations; to contract liabilities and obligations, direct or contingent and of every kind and nature, with or without security; and to repay, discharge, settle, adjust, compromise or liquidate any such loan, advance, credit, obligation or liability (including by deeding property to a lender in lieu of foreclosure);

                  (f) To pledge, hypothecate, mortgage, assign, deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security, or enter into arrangements for sale or other disposition, any and all Partnership property, tangible or intangible, including, but not limited to, real estate and beneficial interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts, releases, compromises and adjustments; to waive notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which any attorney may deem necessary, proper or advisable;

                  (g) To acquire and enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Partnership or any Subsidiary Entity thereof, for the conservation of the Partnership's assets (or the assets of any Subsidiary Entity) or for any purpose convenient or beneficial to the Partnership or any Subsidiary Entity;

                  (h) To conduct any and all banking transactions on behalf of the Partnership; to open and maintain checking, savings and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into or from any account in the Partnership's name; to execute, procure, consent to and authorize extensions and renewals of the same; to make deposits and withdraw the same and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts;

                  (i) To demand, sue for, receive, and otherwise take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

                  (j) To make arrangements for financing, including the taking of all action deemed necessary or appropriate by the General Partner to cause any approved loans to be closed;

                  (k) To take all reasonable measures necessary to insure compliance by the Partnership with applicable arrangements, and other contractual obligations and arrangements entered into by the Partnership from time to time in accordance with the provisions of this Agreement, including periodic reports as required to lenders and using all due diligence to insure that the Partnership is in compliance with its contractual obligations;

                  (l) To maintain the Partnership's books and records;

                  (m) To delegate to Third Parties or Affiliates any activity that the Partnership could itself undertake, and to reimburse such other Persons for all costs or expenses reasonably incurred by such Persons (whether directly or indirectly) in connection with the performance of such delegated duties;

                  (n) To prepare and deliver, or cause to be prepared and delivered by the Accountants, all financial and other reports with respect to the operations of the Partnership, and to prepare and file all federal and state tax returns and reports;

                  (o) To enter into Contribution Agreements with Persons who may become additional Limited Partners on such terms as the General Partner, in its sole discretion, deems appropriate;

                  (p) To grant to Persons who may become additional Limited Partners registration rights with respect to the Shares that may be issued to such Persons upon the exchange of Partnership Units pursuant to Article XI, on such terms as the General Partner, in its sole discretion, deems appropriate; and

                  (q) To establish a stock option plan, stock appreciation right plan or other benefit plan for the benefit of employees of the Partnership or its Affiliates on such terms as the General Partner, in its sole discretion, deems appropriate.

         Notwithstanding the foregoing:

                  (i) The General Partner, in its capacity as manager of the Partnership shall not invest in any entity, partnership, or joint venture which could cause the General Partner's distributive share of interest in Properties, other Partnership assets, or the gross income of the Partnership not to satisfy the REIT provisions of the Code.

                  (ii) The General Partner, in its capacity as manager of the Partnership shall not invest in any entity, partnership or joint venture that could generate "net income derived from a prohibited transaction" to the General Partner within the meaning of Code Section 857(b)(6)(B)(i) unless the sponsor of such entity, partnership, or joint venture receives advice from counsel for the sponsor that the sale, conveyance of all or a portion of, or interest in, real estate of such entity, partnership, or joint venture does not constitute a "prohibited transaction" within the meaning of Section 857(b)(6)(B)(iii) of the Code.

         Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to Third Parties or Affiliates, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to Third Parties or Affiliates or to undertake any individual liability or obligation on behalf of the Partnership.

         The General Partner agrees to use its best efforts to ensure that the Partnership shall qualify as a "real estate operating company," as such a term is defined in 29 CFR ss.2510.3-101(e) (the "REOC DEFINITION") under ERISA. Consistent therewith, the General Partner shall use its best efforts to ensure that a least 50% of the Partnership's long-term investments (including, without limitation, indirect Properties), valued at cost, constitute investments in real estate, within the meaning of the REOC Definition.

         Notwithstanding any provision contained herein to the contrary, if the General Partner delivers to the Partnership an officer's certificate to the effect that, in order to comply with the REIT provisions of the Code, the General Partner intends to redeem "Excess Shares" (as defined in the Charter), the interest in the Partnership of the General Partner (including its Capital Contribution) shall be reduced, effective upon the redemption of Excess Shares (in accordance with Section 9.5 hereof) to the extent required to give effect to such redemption.

         7.3  AMENDMENT OF AGREEMENT.

                  (a) The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect by executing a written instrument setting forth the terms of such amendment; provided, however, that, except as provided in Section 7.3(b), any amendment which alters or changes (i) the distribution rights of any Limited Partner under Article VI hereof, or (ii) a Limited Partner's Rights under Article XI hereof, shall require the prior Consent of the Limited Partners, except that the Consent of such Limited Partners shall not be required to amend Article VI to the extent deemed necessary, in the sole discretion of the General Partner, to reflect the seniority of any distribution or liquidation rights of any units issued in accordance with Section 9.3.

                  (b) Notwithstanding anything to the contrary contained herein, in the event that (i) the General Partner or any of its corporate subsidiaries engages in any merger, consolidation or other combination with or into another Person in which securities of the General Partner are being issued, acquired, converted or exchanged, (ii) the General Partner engages in the sale of all or substantially all of its assets, or (iii) the General Partner engages in a reclassification, recapitalization or change in the outstanding shares of its stock (other than a change in par value or from par value to no par value, or as a result of a subdivision or combination) which results in the holders of Shares receiving cash, securities or other property (any of the events listed in clauses (i), (ii) or (iii) hereinafter referred to as a "TRANSACTION"), the General Partner (or its successor or transferee) may amend the provisions of this Agreement in any respect in connection with such Transaction (regardless of whether the amendment alters or changes the distributions to a Limited Partner or a Limited Partner's Rights) without obtaining the consent of any Limited Partner; provided that either (i) in connection with the Transaction, the Limited Partners are offered the opportunity to receive for each Unit held by them an amount of cash, securities, or other property equal to the amount of cash, securities or other property, if any, paid to a holder of one Shares as a result of the Transaction, or (ii) the General Partner or its corporate subsidiary is the acquiror in such Transaction and the holders of Shares are not receiving cash, securities, or other property in such Transaction.

         7.4 GENERAL PARTNER PARTICIPATION. To the extent feasible (after taking into account contractual restrictions and the incurrence of undue expense), the General Partner agrees that all activities and business operations of the General Partner, including, but not limited to, activities pertaining to the acquisition, development, redevelopment and ownership of properties, shall be conducted directly or indirectly through the Partnership; PROVIDED, HOWEVER, that the foregoing shall not be deemed to limit or prohibit the General Partner from engaging in any activities with respect to Bradley Operating Limited Partnership or any of its subsidiaries or Affiliates. Without the Consent of the Limited Partners, to the extent feasible (after taking into account contractual restrictions and the incurrence of undue expense), the General Partner shall not, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property other than through the Partnership, unless the General Partner upon the acquisition of such interest contributes such interest to the Partnership in accordance with the provisions of this Agreement; PROVIDED, HOWEVER, that the foregoing shall not be deemed to limit or prohibit the General Partner from engaging in any activities with respect to Bradley Operating Limited Partnership or any of its subsidiaries or Affiliates.

         7.5 PROSCRIPTIONS. The General Partner shall not have the authority to:

                  (a) Do any act in contravention of this Agreement;

                  (b) Possess any Partnership property or assign rights in specific Partnership property for other than Partnership purposes;

                  (c) Perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

                  (d) Do any act in contravention of applicable law.

         Nothing herein contained shall impose any obligation on any Person doing business with the Partnership to inquire as to whether or not the General Partner has properly exercised its authority in executing any contract, lease, mortgage, deed or any other instrument or document on behalf of the Partnership, and any such third Person shall be fully protected in relying upon such authority.

         7.6 WAIVER AND INDEMNIFICATION. Neither the General Partner nor any of its Affiliates, directors, officers, shareholders, nor any Person acting on its or their behalf pursuant hereto, shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner for any acts or omissions performed or omitted to be performed by them within the scope of the authority conferred upon the General Partner by this Agreement and the Act, PROVIDED that the General Partner's or such other Person's conduct or omission to act was taken in good faith and in the belief that such conduct or omission was in, or not opposed to, the best interests of the Partnership and, PROVIDED FURTHER, that the General Partner or such other Person was not guilty of fraud, willful misconduct or gross negligence. The General Partner acknowledges that it owes fiduciary duties both to its shareholders and to the Limited Partners and it shall use its reasonable efforts to discharge such duties to each; PROVIDED, HOWEVER, that in the event of a conflict between the interests of the shareholders of the General Partner and the interests of the Limited Partners, the Limited Partners agree that the General Partner shall discharge its fiduciary duties to the Limited Partners by acting in the best interests of the General Partner's shareholders. The Partnership shall, and hereby does, indemnify and hold harmless the General Partner and its Affiliates, their respective directors, officers, shareholders and any other individual acting on its or their behalf to the extent such Persons would be indemnified by the General Partner pursuant to Article IX (or any succeeding provision) of the Charter of the General Partner if such persons were directors, officers, agents or employees of the General Partner; PROVIDED, HOWEVER, that no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership. The Partnership shall, and hereby does, indemnify each Limited Partner and its Affiliates, their respective directors, officers, partners, shareholders and any other individual acting on its or their behalf, from and against any costs (including costs of defense) incurred by it as a result of any litigation in which any Limited Partner is named as a defendant and relating to the operations of the Partnership, unless such costs are the result of misconduct on the part of, or a breach of this agreement by, such Limited Partner; PROVIDED, however, that no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership.

         7.7 LIMITATION OF LIABILITY OF DIRECTORS, SHAREHOLDERS AND OFFICERS OF THE GENERAL PARTNER. Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner's directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

                                  ARTICLE VIII
                     DISSOLUTION, LIQUIDATION AND WINDING-UP

         8.1 ACCOUNTING. In the event of the dissolution, liquidation and winding-up of the Partnership, a proper accounting (which shall be certified) shall be made of the Capital Account of each Partner and of the Profits or Losses of the Partnership from the date of the last previous accounting to the date of dissolution. Financial statements presenting such accounting shall include a report of the Accountants.

         8.2 DISTRIBUTION ON DISSOLUTION. In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated for distribution or distributed in kind, as determined by the General Partner in its sole discretion, in the following rank and order:

                  (a) Payment of creditors of the Partnership, including partners who are creditors, to the extent permitted by law, in satisfaction of the Partnership other than liabilities for distributions to partners under Section 17-601 or
         Section 17-604 of the Act, in the order of priority as provided by law;

                  (b) Establishment of reserves as determined by the General Partner to provide for contingent liabilities, if any;

                  (c) Payment of liabilities of the Partnership for distribution to Partners under Section 17-601 or Section 17-604 of the Act, if any, in the order of priority provided by law;

                  (d) To the Partners in accordance with the positive balances in their Capital Accounts after giving effect to all contributions, distributions and allocations for all periods, including the period in which such distribution occurs (other than those distributions made pursuant to this Section 8.2(d)).

         If upon dissolution and termination of the Partnership the Capital Account of any Partner is less than zero, then such Partner shall have no obligation to restore the negative balance in its Capital Account. Whenever the Liquidating Agent reasonably determines that any reserves established pursuant to paragraph (b) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the above provisions.

         8.3 SALE OF PARTNERSHIP ASSETS. In the event of the liquidation of the Partnership in accordance with the terms of this Agreement, the Liquidating Agent may sell Partnership property; PROVIDED, HOWEVER, all sales, leases, encumbrances or transfers of Partnership assets shall be made by the Liquidating Agent solely on an "arm's-length" basis, at the best price and on the best terms and conditions as the Liquidating Agent in good faith believes are reasonably available at the time and under the circumstances and on a nonrecourse basis to the Limited Partners. The liquidation of the Partnership shall not be deemed finally terminated until the Partnership shall have received cash payments in full with respect to obligations such as notes, purchase money mortgages, installment sale contracts or other similar receivables received by the Partnership in connection with the sale of Partnership assets and all obligations of the Partnership have been satisfied or assumed by the General Partner. The Liquidating Agent shall continue to act to enforce all of the rights of the Partnership pursuant to any such obligations until paid in full.

         8.4 DISTRIBUTIONS IN KIND. In the event it becomes necessary to make a distribution of Partnership property in kind, the General Partner may transfer and convey such property to the distributees as tenants in common, subject to any liabilities attached thereto, so as to vest in them undivided interests in the whole of such property in proportion to their respective rights to share in the proceeds of the sale of such property (other than as a creditor) in accordance with the provisions of Section 8.2. Immediately prior to the distribution of Partnership property in kind to a Partner, the Capital Account of each Partner shall be increased or decreased, as the case may be, to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (to the extent not previously reflected in the Capital Accounts) would be allocated among the

Partners if there were a taxable disposition of such property for its fair market value as of the date of the distribution.

         8.5 DOCUMENTATION OF LIQUIDATION. Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Agent shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

         8.6 LIABILITY OF THE LIQUIDATING AGENT. The Liquidating Agent shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidating Agent's taking of any action authorized under or within the scope of this Agreement; PROVIDED, HOWEVER, that no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership; and PROVIDED FURTHER, HOWEVER, that the Liquidating Agent shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arose out of:

                  (a) a matter entirely unrelated to the Liquidating Agent's action or conduct pursuant to the provisions of this Agreement; or

                  (b) the proven fraud, willful misconduct or gross negligence of the Liquidating Agent.

                                   ARTICLE IX
              TRANSFER OF PARTNERSHIP INTERESTS AND RELATED MATTERS

         9.1 GENERAL PARTNER TRANSFERS AND DEEMED TRANSFERS. The General Partner shall not Transfer all or any portion of its Partnership Units or otherwise withdraw as a general partner of the Partnership, in each case, unless it shall have obtained the written consent of the Limited Partner(s) who hold in the aggregate more than 50% of the Partnership Units then held by all of the Limited Partners, as a class. In the event all Partnership Units are held by the General Partner and Affiliates thereof, the General Partner shall be prohibited from Transferring its Partnership Units or otherwise withdrawing as a general partner. Notwithstanding anything to the contrary, this Section 9.1 shall not prohibit nor require the consent of Limited Partners in connection with a merger in which the General Partner is the Entity surviving the merger or a Transfer of all or any portion of its Partnership Units to another Partner. Upon any Transfer by the General Partner of its entire interest in the Partnership in accordance with the provisions of this Agreement, to the extent of such Transfer the transferee General Partner shall become vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Units so acquired. It is a condition to any

Transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor General Partner under this Agreement with respect to the Partnership Units of the transferor General Partner and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement accruing prior to the date of such Transfer. In the event of any Transfer permitted hereunder of all of the General Partner's interest in the Partnership, the transferee of such interest shall be deemed admitted to the Partnership as a General Partner immediately prior to the withdrawal of the transferor General Partner and the business of the Partnership shall be carried on by such transferee General Partner. In the event of the withdrawal by any General Partner from the Partnership, in violation of this Agreement or otherwise, or the dissolution, termination or Bankruptcy (or any other event of withdrawal (as defined in Section 17-402 of the Act)) of any General Partner, within ninety (90) days after the occurrence of any such event, Partners who hold in the aggregate more than fifty percent (50%) of the Partnership Units then held by all of the remaining Partners may elect in writing to continue the Partnership business by selecting a substitute general partner effective as of the date of the occurrence of any such event.

         9.2 TRANSFERS BY LIMITED PARTNERS. Except as otherwise provided in this
Section 9.2, the Limited Partners shall not Transfer or Pledge all or any portion of their Partnership Units to any transferee or pledgee without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; PROVIDED, HOWEVER, that the foregoing shall not be considered a limitation on the ability of the Limited Partners to exercise their Rights under Article XI. Notwithstanding the foregoing sentence, but subject to the provisions of Section 9.4 and this Section 9.2, any Limited Partner may at any time, without the consent of the General Partner, (i) Transfer all or a portion of its Partnership Units to an Affiliate of such Limited Partner or (ii) Pledge some or all of its Partnership units to any Institutional Lender (it being understood that any subsequent Transfer to a pledgee of Partnership Units pursuant to this clause (ii) may be made without the consent of the General Partner but such pledgee shall hold the Partnership Units so conveyed to it subject to all the restrictions set forth in this Section 9.2 and Section 9.4). It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Units arising either before or after the effective date of the Transfer and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Limited Partner are assumed by a successor Entity by operation of law, and other than pursuant to an exercise of the Rights under Article XI wherein all obligations and liabilities of the transferor Limited Partner arising from and after the date of such Transfer shall be assumed by the General Partner) shall relieve the transferor Limited Partner of its obligations under this Agreement prior to the effective date of such Transfer. Upon a Transfer in accordance with this Section 9.2 and Section 9.4, the transferee shall be admitted as a Substituted Limited Partner and shall succeed to all of the rights, including rights with respect to the Rights under Article XI, of the transferor Limited Partner under this Agreement in the place and stead of such transferor Limited Partner; PROVIDED, HOWEVER, that notwithstanding the foregoing, any transferee of any transferred Partnership Unit shall be subject to any and all ownership limitations contained in the Charter of the General Partner, as the same may be amended from time to time, which may limit or restrict such transferee's ability to exercise the Limited Partner's Rights, if any. Any transferee (whether or not admitted as a Substituted Limited Partner) or pledgee shall take the Partnership Units so transferred or pledged subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee of a Partnership Unit pursuant to this Section 9.2, whether by a voluntary Transfer, by operation of law or otherwise, shall have rights hereunder, other than to receive such portion of the distributions made by the Partnership as are allocable to the Partnership Units transferred; PROVIDED, that such transferee of a Partnership Unit shall be bound by the provisions hereof with respect to the subsequent transfer of such Partnership Unit.

         9.3 ISSUANCE OF ADDITIONAL PARTNERSHIP UNITS. At any time, and from time to time, subject to the provisions of Section 9.4, the General Partner may, upon its determination that the issuance of additional Partnership Units is in the best interests of the Partnership, cause the Partnership to issue Partnership Units to any then existing Limited Partner, or to issue Partnership Units to, and admit as a limited partner in the Partnership, any Person, in each case in exchange for the contribution by such Person of Property or other assets which the General Partner determines is desirable to further the purposes and business of the Partnership and has a value that justifies the issuance of Partnership Units. In the event that Partnership Units are issued by the Partnership pursuant to this Section 9.3, the number of Partnership Units issued shall be determined by (i) if applicable, dividing the Gross Asset Value (net of liabilities secured by such contributed asset that the Partnership assumes or takes subject to) of the Property or other assets contributed as of the Contribution Date by the Deemed Partnership Unit Value, computed as of the Contribution Date, or (ii) such other manner as reasonably determined by the General Partner and as set forth in the Contribution Agreement between the Partnership and the party to whom Partnership Units will be issued.

         9.4 RESTRICTIONS ON TRANSFER, PLEDGE OR ISSUANCE. In addition to any other restrictions on Transfer contained in this Agreement, in no event shall any Transfer or Pledge of a Partnership Unit by any Partner be made nor shall any new Partnership Unit be issued by the Partnership: (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Unit (or, in the case of a Pledge, to have a Pledge of a Partnership Unit); (ii) in violation of applicable law; (iii) of any component portion of a Partnership Unit, such as the Capital Account, or rights to distributions (except in connection with Pledges to Institutional Lenders), separate and apart from all other components of a Partnership Unit (unless the General Partner shall have consented thereto, which it may do in its sole and absolute discretion); (iv) if such Transfer or Pledge would immediately or with the passage of time cause the General Partner to fail to comply with the REIT Requirements, such determination to be made assuming that the General Partner does comply with the REIT Requirements immediately prior to the proposed Transfer or Pledge; (v) if such Transfer or Pledge would cause a termination of the Partnership's status as a partnership or cause the Partnership to be treated as a "publicly traded partnership" (within the meaning of Section 7704 of the Code) for federal income tax purposes; (vi) if such Transfer or Pledge would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e) of the Code); (vii) if such Transfer or Pledge would, in the opinion of counsel to the Partnership, cause any portion of the underlying assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations
Section 2510.3-101; or (viii) if such Transfer or Pledge would result in a deemed distribution to any Partner attributable to a failure to meet the requirements of Regulations Section 1.752-2(d)(1), unless such Partner consents thereto. The General Partner may request such documentation from the transferee/pledgee and the transferor/pledgor as, in its sole discretion, it determines is necessary to evidence compliance with this Section 9.4.

         9.5. LIQUIDATING SHARE. In the event any Partner shall be required to, or shall elect to, withdraw or reduce its interest in the Partnership in accordance with the provisions of Section 10 or Section 7 hereof, there shall be paid to such Partner or its legal representative within ninety (90) days after the end of the most recently ended second or fourth fiscal quarter of the Partnership after the date of withdrawal, without interest, an amount equal to
(i) in the case of a withdrawal of such Partner's interest in the Partnership, such Partner's Deemed Partnership Unit Value as of the end of such semi-annual period, or (ii) in the case of a reduction of such Partner's interest in the Partnership, an amount necessary to reduce such Partner's interest to the extent determined as provided in Section 10 or Section 7 hereof; PROVIDED HOWEVER, that the payment to be made pursuant to this Section 9.5 to such Partner, if made in cash, shall be subject to reduction in an amount equal to the lesser of the costs of selling Property or other Partnership assets in order to effect such payment, or two percent (2%) of such payment.

         9.6 CHANGE IN STATUS OF GENERAL PARTNER; CHANGE IN STATUS OF DIVIDENDS OR DISQUALIFICATION OF GENERAL PARTNER.

         (a) In the event of (i) a change in the Code which disallows a dividends paid deduction to the General Partner, thereby subjecting such entity to a corporate level tax, (ii) Congress or the Treasury, respectively, enacts a law or adopts a Treasury Regulation which, either in the joint opinion of nationally recognized counsel for any one Shareholder and counsel for the General Partner, or in the sole opinion of counsel for the General Partner, has the effect of causing dividends received from the General Partner not to constitute tax-exempt income under Section 512(b)(1) or any successor provision of the Code (without regard to Section 856(h)(3)(C) of the Code), or (iii) the failure of the General Partner to maintain for any year its status as a real estate investment trust as defined in the REIT provisions of the Code, then the General Partner may determine that it is in the best interests of the General Partner to cause the General Partner's interest in the Partnership to be converted to a Limited Partner interest. In such event, the General Partner shall be deemed to have withdrawn from the Partnership as a General Partner, and the General Partner shall liquidate.

         (b) Upon liquidation of the General Partner, each Shareholder shall receive a Limited Partner interest as a distribution in kind from the General Partner in accordance with its respective interest in the capital stock of the General Partner at the time of liquidation of the General Partner, and, thereupon, shall automatically become a substitute Limited Partner of the Partnership in accordance with Section 9 hereof with all the rights, privileges and preferences, including voting rights, of any other Limited Partner of the Partnership.

         (c) If the admission of a Shareholder as a substitute Limited Partner pursuant to this Section 9.6 would cause distributions to such Limited Partner to constitute debt-financed income under Section 514 of the Code or any successor provision, and a reduction in the percentage of Partnership leverage to Partnership total asset value would mitigate the tax liability of any such Limited Partner associated with its allocable share of Partnership income, then the Partnership shall use its best efforts to reduce the ratio of Partnership leverage to Partnership total asset value at the time of such substitution from its level at such time to one to four (1:4) as quickly as possible without adversely affecting the overall value of the Partnership's properties.

                                    ARTICLE X
                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

         10.1 NO PARTICIPATION IN MANAGEMENT. Except as expressly permitted hereunder, the Limited Partners shall not take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership; PROVIDED, that the foregoing shall not be deemed to limit the ability of a Limited Partner (or any officer or director thereof) who is an officer, director or employee of the Partnership, the General Partner or any Affiliate thereof to act in such capacity.

         10.2 BANKRUPTCY OF A LIMITED PARTNER. The Bankruptcy of any Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Profits or Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve to its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event shall such assignee(s) become a Substituted Limited Partner without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion.

         10.3  WITHDRAWAL.

         (a) No Limited Partner may withdraw from the Partnership without the prior written consent of the General Partner, other than as provided pursuant to this Section 10.3 or in connection with a Transfer in accordance with the terms of this Agreement.

         (b) Notwithstanding any provision contained herein to the contrary, each Limited Partner that is an "ERISA Partner" may elect to withdraw from the Partnership, and upon demand by the General Partner shall withdraw from the Partnership, if either the ERISA Partner or the General Partner shall obtain an opinion of counsel to the effect that there is a material likelihood that all or any portion of the assets of the Partnership constitute assets of the ERISA Partner for the purposes of ERISA and are subject to the provisions of ERISA to substantially the same extent as if owned directly by the ERISA Partner (an "ERISA OPINION"). In the case of an ERISA Partner which is not subject to the provisions of ERISA, an ERISA Opinion shall be an opinion of counsel to the effect that all or any portion of the assets of the Partnership would constitute assets of such ERISA Partner for the purposes of ERISA and would be subject to the provisions of ERISA to substantially the same extent as if owned directly by such ERISA Partner, if such ERISA Partner were subject to the requirements of ERISA. For purposes of this Section: (i) "ERISA" means title I of the Employee Retirement Income Security Act of 1974, as amended; and (ii) "ERISA Partner" means: (A) a Partner that is an employee benefit plan subject to ERISA or an entity the underlying assets of which are considered to be plan assets within the meaning of 29 C.F.R. ss.2510.3-101, (B) a Partner that is a "governmental plan" within the meaning of ERISA, or (C) a Partner that is a "church plan" within the meaning of ERISA, or an entity the assets of which are invested for or on behalf of such church plans and/or retirement income accounts described in Section 403(b)(9) of the Code.

         (c) If the Partnership is to merge or consolidate with another entity, the Partnership shall provide to each ERISA Partner notice of such merger or consolidation at least thirty (30) days prior to the effective date of such merger or consolidation (or if providing thirty (30) days notice is not reasonably practicable under the circumstances, the longest period prior to such merger or consolidation as is reasonably practicable under the circumstances). Within five (5) days of such notice by the Partnership, any ERISA Partner which has not consented to such merger or consolidation may deliver to the General Partner a written statement that such ERISA Partner objects to such merger or consolidation because, in the view of such ERISA Partner, all or a portion of the assets of the entity that is to survive such merger or consolidation (the "SURVIVING ENTITY") will, immediately following such merger or consolidation, constitute assets of the ERISA Partner. Such statement shall set forth the facts on which such conclusion is based. If such a statement is timely delivered, the General Partner shall, prior to the effective date of the merger or consolidation, either (i) deliver to such ERISA Partner an opinion of counsel to the effect that the assets of the Surviving Entity will not, immediately following such merger or consolidation, constitute assets of the ERISA Partner, or (ii) permit such ERISA Partner to withdraw from the Partnership. The provisions of Section 9.5 shall be applicable in the event of such withdrawal except that the date of withdrawal and the date of valuation and payment shall be the effective date of any such merger or consolidation.

         10.4 DUTIES AND CONFLICTS. The Partners recognize that each of the other Partners and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that such persons are entitled to carry on such other business interests, activities and investments. In addition, the Partners recognize that certain of the Limited Partners and their Affiliates may in the future be tenants of the Partnership or other Persons or own anchor or other stores in the Partnership's Properties or other properties and in connection therewith may have interests that conflict with those of the Partnership. In deciding whether to take any actions in such capacity, such Limited Partners and their Affiliates shall be under no obligation to consider the separate interests of the Partnership and shall have no fiduciary obligations to the Partnership and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Partners in connection with such actions; nor shall the Partnership or the General Partner be under any obligation to consider the separate interests of the Limited Partners and their Affiliates in such capacity or have any fiduciary obligations to the Limited Partners and their Affiliates in such capacity or be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Limited Partners and their Affiliates in such capacity arising from actions or omissions taken by the Partnership. The Limited Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such persons may engage in any activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or to any Partner or otherwise. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

                                   ARTICLE XI
                     GRANT OF RIGHTS TO THE LIMITED PARTNERS

         11.1 GRANT OF RIGHTS. Subject to compliance with applicable securities laws, the General Partner does hereby grant to each of the Limited Partners and each of the Limited Partners does hereby accept the right, but not the obligation (hereinafter such right sometimes referred to as the "RIGHTS"), to convert all or a portion of such Limited Partner's Partnership Units into Shares or cash, as selected by the General Partner, any time or from time to time, on the terms and subject to the conditions and restrictions contained in this
Article XI. The Rights granted hereunder may be exercised by a Limited Partner, on the terms and subject to the conditions and restrictions contained in this
Article XI, upon delivery to the General Partner of a notice in the form of Exhibit B (an "EXERCISE NOTICE"), which notice shall specify the Partnership Units to be converted by such Limited Partner. Once delivered, the Exercise Notice shall be irrevocable, subject to payment by the General Partner of the Purchase Price in respect of such Partnership Units in accordance with the terms hereof. In the event the General Partner elects to cause such Partnership Units to be converted into cash, the General Partner shall effect such conversion by causing the Partnership to redeem the Partnership Units subject to the Exercise Notice for cash.

         11.2 LIMITATION ON EXERCISE OF RIGHTS. (a) Rights may be exercised at any time and from time to time; PROVIDED, however, that in no event shall Rights be exercisable by a Limited Partner if such exercise would cause the Partnership to cease to be a limited partnership under the Act; and PROVIDED FURTHER, that in no event shall Rights be exercisable by a Limited Partner with respect to any Partnership Unit that was issued by the Partnership less than one year from the date of such exercise. In addition, if an

Exercise Notice is delivered to the General Partner but, as a result of the Limit or as a result of other restrictions contained in the Charter of the General Partner, the Rights cannot be exercised in full for Shares, the Exercise Notice shall be deemed to be modified such that the Rights shall be exercised only to the extent permitted under the Limit or under the Charter of the General Partner. Notwithstanding the foregoing, any Person shall be permitted to exercise its Rights hereunder during the first half of a taxable year of the General Partner even if upon conversion of the Partnership Units that are then subject of an Exercise Notice into Shares, the Shares held by such Person will exceed the Limit, so long as such Person shall immediately following such conversion sell so many of such Shares as shall cause the Limit not to be exceeded upon consummation of such sale. The General Partner hereby agrees to exercise its right pursuant to Article V of its Charter to permit the Limit to be exceeded in the circumstances described in the preceding sentence.

         (b) Notwithstanding anything to the contrary contained in this Article XI, each Limited Partner who is a Related Person with respect to the General Partner acknowledges and agrees that to the extent any Partnership Units issued to such Limited Partner by the Partnership (whether in one transaction or in a series of related transactions, and including any Partnership Units initially issued to any Related Person with respect to the General Partner in connection with such transaction or series of related transactions and subsequently transferred to such Limited Partner), together with any other Partnership Units issued in the same transaction or in a series of related transactions to any Related Person with respect to the General Partner ("RELATED PERSON UNITS"), would, upon exercise of the Rights, be converted into a number of Shares that exceed 1% of the outstanding Shares immediately prior to the issuance of such Partnership Units by the Partnership (such number of Shares in excess of 1% hereinafter referred to as "ADDITIONAL SHARES"), such Limited Partner shall not have the right to convert that number of Partnership Units which, upon exercise of the Rights and after taking into account any Related Person Units that have been converted into Shares, could result in the issuance of Additional Shares; PROVIDED, HOWEVER, that the foregoing shall not apply if (i) the General Partner is not subject to or it is no longer required under the rules of the New York Stock Exchange or other applicable law, rules or regulations to obtain the approval of its stockholders in connection with the issuance of Additional Shares or (ii) the General Partner shall have obtained the approval of its stockholders to issue the Additional Shares.

         (c) Notwithstanding any provision of this Agreement to the contrary, upon (i) the date on which the number of Partners exceeds 100, and (ii) the delivery of an Exercise Notice, the General Partner shall notify the Limited Partner, within 10 days thereof, whether the Offered Units will be redeemed for cash or Shares. The closing of the redemption of Offered Units shall not occur any earlier than the later of (i) 10 days after such notification by the General Partner or (ii) the fifteenth (15th) day after the date on which the Exercise Notice for such Offered Units was delivered to the General Partner (or, if later, in both cases (i) and (ii), the first date upon which all legal and other conditions with respect to such redemption have been satisfied, which shall include the expiration or termination of any applicable waiting periods).

         11.3 COMPUTATION OF PURCHASE PRICE; FORM OF PAYMENT. The purchase price ("PURCHASE PRICE") payable to the Limited Partners shall be equal to the Deemed Partnership Unit Value multiplied by the number of Offered Units with respect to which the Rights are being exercised computed as of the date on which the Exercise Notice was delivered to the General Partner (the "COMPUTATION DATE"). The Purchase Price for the Offered Units shall be payable, at the option of the General Partner, by causing the Partnership to redeem the Partnership Units for cash in the amount of the Purchase Price, or by the issuance by the General Partner of the number of Shares equal to the number of Offered Units with respect to which the Rights are being exercised (adjusted as appropriate to account for stock splits, stock dividends or other similar transactions between the Computation Date and the closing of the purchase and sale of the Offered Units in the manner specified in Section 11.7(d)).

         11.4 CLOSING. The closing of the acquisition of Offered Units shall, unless otherwise mutually agreed, be held at the principal offices of the General Partner, on the date agreed to by the General Partner and the relevant Limited Partner, which date shall in no event be the later of (i) ten (10) days after the date of the Exercise Notice and (ii) the date of the expiration or termination of the waiting period applicable to the Limited Partner, if any, under the Hart-Scott-Rodino Act.

         11.5 CLOSING DELIVERIES. At the closing of the purchase and sale of Offered Units, payment of the Purchase Price shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Limited Partner with respect to its due authority to sell all of the right, title and interest in and to such Offered Units to the General Partner and with respect to the status of the offered Units being sold, free and clear of all Liens, and (B) the General Partner with respect to due authority to acquire such Offered Units for Shares or to cause the Partnership to redeem Partnership Units subject to an Exercise Notice for cash and, in the case of payment by Shares, (ii) (A) an opinion of counsel for the General Partner, reasonably satisfactory to the Limited Partner, to the effect that such Shares have been duly authorized, are validly issued, fully-paid and non-assessable, and (B) a stock certificate or certificates evidencing the Shares to be issued and registered in the name of the Limited Partner or its designee.

         11.6 TERM OF RIGHTS. The rights of the parties with respect to the Rights shall remain in effect, subject to the terms hereof, throughout the existence of the Partnership.

         11.7 COVENANTS OF THE GENERAL PARTNER. To facilitate the General Partner's ability to fully perform its obligations hereunder, the General Partner covenants and agrees as follows:

                  (a) At all times during the pendency of the Rights, the General Partner shall reserve for issuance such number of Shares as may be necessary to enable the General Partner to issue such Shares in full payment of the Purchase Price in regard to all Partnership Units which are from time to time outstanding and held by any Limited Partner.

                  (b) As long as the General Partner shall be obligated to file periodic reports under the Exchange Act, the General Partner will timely file such reports in such manner as shall enable any recipient of Shares issued to a Limited Partner hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

                  (c) During the pendency of the Rights, the relevant Limited Partners shall receive in a timely manner all reports filed by the General Partner with the SEC and all other communications transmitted from time to time by General Partner to the owners of its Shares.

                  (d) Under no circumstances shall the General Partner declare any stock dividend, stock split, stock distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust the Rights to avoid any dilution in the Rights of any Limited Partner under this Agreement.

         11.8 LIMITED PARTNERS' COVENANTS. Each of the Limited Partners covenants and agrees with the General Partner that all Offered Units tendered to the General Partner or the Partnership, as the case may be, in accordance with the exercise of Rights herein provided shall be delivered free and clear of all Liens and should any Liens exist or arise with respect to such Offered Units, the General Partner or the Partnership, as the case may be, shall be under no obligation to acquire the same unless, in connection with such acquisition, the General Partner has elected to cause the Partnership to pay such portion of the Purchase Price in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration and the Partnership is expressly authorized to apply such portion of the Purchase Price as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full. In the event any transfer tax is payable by the Limited Partner as a result of a transfer of Partnership Units pursuant to the exercise by a Limited Partner of the Rights, the Limited Partner shall pay such transfer tax.

                                   ARTICLE XII

                [Article XII intentionally has been left blank.]

                                  ARTICLE XIII
                               GENERAL PROVISIONS

         13.1  INVESTMENT REPRESENTATIONS.

         (a) Each Limited Partner acknowledges that it (i) has been given full and complete access to the Partnership and those persons who will manage the Partnership in connection with this Agreement and the transactions contemplated hereby, (ii) has had the opportunity to review all documents relevant to its decision to enter into this Agreement, and (iii) has had the opportunity to ask questions of the Partnership and those persons who will manage the Partnership concerning its investment in the Partnership and the transactions contemplated hereby.

         (b) Each Limited Partner acknowledges that it understands that the Partnership Units to be acquired by it hereunder will not be registered under the Securities Act in reliance upon the exemption afforded by Section 4(2) thereof for transactions by an issuer not involving any public offering, and will not be registered or qualified under any applicable state securities laws. Each Limited Partner represents that (i) it is acquiring such Partnership Units for investment only and not with a view toward distribution thereof in violation of any applicable securities laws, and it will not sell or otherwise dispose of such Partnership Units except pursuant to the exercise of the Rights or otherwise in accordance with the terms hereof, and except in compliance with the registration requirements or exemption provisions of any applicable securities laws, (ii) its economic circumstances are such that it is able to bear all risks of the investment in the Partnership Units for an indefinite period of time, including the risk of a complete loss of its investment in the Partnership Units and (iii) it has knowledge and experience in financial and business matters sufficient to evaluate the risks of investment in the Partnership Units. Each Limited Partner further acknowledges and represents that it has made its own independent investigation of the Partnership.

         13.2 NOTICES. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing or by written telecommunication, and may be personally delivered or sent by United States mail or by reputable overnight delivery service and shall be deemed to have been given when delivered in person, upon receipt when delivered by overnight delivery service or three (3) business days after deposit in United States mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party, or sent by written telecommunication. For purposes of this Section 13.2, the address of the General Partner shall be as set forth in the introductory paragraph to this Agreement, and the addresses of the Limited Partners shall be as set forth in the books and records of the Partnership. The address of any Limited Partner may be changed by a notice in writing given to the General Partner in accordance with the provisions of this Section. The address of the General Partner may be changed by a notice in writing given to the Limited Partners in accordance with the provisions of this Section. A copy of any communication to the General Partner shall be delivered at the same time to Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, Attention: Victor J. Paci, Esq.

         13.3 SUCCESSORS. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

         13.4 LIABILITY OF LIMITED PARTNERS. The liability of the Limited Partners for their obligations, covenants, representations and warranties under this Agreement shall be several and not joint.

         13.5 EFFECT AND INTERPRETATION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF DELAWARE.

         13.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         13.7 PARTNERS NOT AGENTS. Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities.

         13.8 ENTIRE UNDERSTANDING; ETC. This Agreement and the other agreements referenced herein or therein or to which the signatories hereto or thereto are parties constitute the entire agreement and understanding among the Partners and supersede any prior understandings and/or written or oral agreements among them respecting the subject matter within.

         13.9 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

         13.10 TRUST PROVISION. This Agreement, to the extent executed by the trustee of a trust, is executed by such trustee solely as trustee and not in a separate capacity. Nothing herein contained shall create any liability on, or require the performance of any covenant by, any such trustee individually, nor shall anything contained herein subject the individual personal property of any trustee to any liability.

         13.11 PRONOUNS AND HEADINGS. As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to the word "INCLUDING" shall be deemed to mean "INCLUDING WITHOUT LIMITATION."

         13.12 ASSURANCES. Each of the Partners shall hereafter execute and deliver such further instruments (provided such instruments are in form and substance reasonably satisfactory to the executing Partner) and do such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

         13.13 TITLE HOLDER. To the extent allowable under applicable law, title to all or any part of the Properties of the Partnership may be held in the name of the Partnership or any other Person, the beneficial interest in which shall at all times be vested in the Partnership. Any such title holder shall perform any and all of its respective functions to the extent and upon such terms and conditions as may be determined from time to time by the General Partner. Under no circumstances shall the General Partner be obligated to take any action if it is prohibited from doing so by contractual undertaking or applicable law.

         13.14 POWER OF ATTORNEY. Each Limited Partner hereby makes, constitutes and appoints the General Partner such Limited Partner's true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in such Limited Partner's name, place and stead, to make, execute, sign, acknowledge, swear to, record and file, on behalf of such Limited Partner or of the Partnership, such documents, instruments, conveyances and certificates as may be necessary or appropriate to carry out the provisions and purposes of this Agreement, including, without limitation: (i) any modification to the Certificate and all amendments thereto required or permitted by law or the provisions of this Agreement, or modifications of any documents, instruments or agreements deemed appropriate to reflect the admission of any Partner in accordance with the terms of this Agreement in accordance with the terms hereof;
(ii) any modification to this Agreement in accordance with the terms hereof, including the execution on behalf of such Limited Partner of amendments to this Agreement in accordance with the terms hereof; (iii) all certificates and other instruments deemed advisable to permit the Partnership to qualify to do business or to protect the limited liability of the Limited Partners in any jurisdiction;
(iv) all conveyances and other instruments (including a Certificate of Cancellation) deemed advisable to effect the dissolution and termination of the Partnership in accordance with the terms of this Agreement; and (v) all other instruments and documents that may be required or permitted by law to be executed or filed on behalf of the Partnership. The foregoing power of attorney is coupled with an interest, shall be irrevocable, and shall survive, and shall not be affected by, the subsequent dissolution or bankruptcy of such Limited Partner.

         13.15 PRIOR AGREEMENTS SUPERSEDED. This Agreement supersedes any prior understandings or written or oral agreements amongst the Partners, or any of them, respecting the within subject matter and contains the entire understanding amongst the Partners with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date and year first above written, which Agreement shall be effective on the date it is executed and delivered by the parties hereto.

                                  GENERAL PARTNER:

                                  HERITAGE PROPERTY INVESTMENT TRUST, INC.

                                  By:
                                     ------------------------------------------
                                     Name: Thomas C. Prendergast
                                     Title: President

                                  LIMITED PARTNER:

                                  HERITAGE REALTY SPECIAL LP
                                  CORPORATION

                                  By:
                                     ------------------------------------------
                                     Name: Thomas C. Prendergast
                                     Title: President

EXHIBIT A: CONTRIBUTED GENERAL PARTNER PROPERTY

I. CONTRIBUTED GENERAL PARTNER PROPERTY:

$569,250,000 of real and personal property

II. PARTNERSHIP UNITS ISSUED TO GENERAL PARTNER:

22,770,000

                                                                      EXHIBIT B

                             FORM OF EXERCISE NOTICE

         [Limited Partner], as of [date of exercise], hereby irrevocably elects, pursuant to the rights granted to it in [Section 11.1] of the Agreement of Limited Partnership of Heritage Property Investment Limited Partnership (the "AGREEMENT") to convert of its Partnership Units (as such term is defined in the Agreement) into shares of common stock of [______________] or cash, as selected by [_____________________] [Limited Partner] hereby certifies that the Partnership Units to be converted were issued at least one year prior to the date hereof.

                                     [Limited Partner]

                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title: